UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐  Soliciting Material Pursuant to § 240.14a-12

BAR HARBOR BANKSHARES
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME
March 23, 2009
Dear Shareholder:
          The 2009 Annual Meeting of the shareholders of Bar Harbor Bankshares will be held at 11:00 a.m. EDT on Tuesday, May 19, 2009, at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. Our directors and officers join me in inviting you to attend this meeting and the reception following.
          Enclosed are the Clerk’s official Notice of Annual Meeting, a Proxy Statement, and the Form of Proxy. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Annual Meeting if you are unable to attend. Please also complete the reception postcard and mail it separately from the Form of Proxy if you will be attending the reception.
          We look forward to seeing you on May 19th. Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,
/s/ Joseph M. Murphy
Joseph M. Murphy
President and Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY
Each Shareholder is urged to fill in, date and sign the enclosed Form of Proxy and mail it in the envelope provided.
A Shareholder who executes this Form of Proxy may, prior to its use, revoke it by written instrument, by a subsequently executed Form of Proxy or, if attending the Annual Meeting of Shareholders, by notifying the Clerk or by giving notice at the Annual Meeting.

BAR HARBOR BANKSHARES
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2009
          Notice is hereby given that the Annual Meeting of the Shareholders of Bar Harbor Bankshares will be held at the Bar Harbor Club at 111 West Street in Bar Harbor, Maine, on Tuesday, May 19, 2009, at 11:00 a.m. EDT to consider and act upon the following proposals:
1.	To elect fourteen (14) persons to serve as directors for a term of one year [Proposal I];

2.	To set the number of directors for the ensuing year at fourteen (14) [Proposal II];

3.	To approve the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 [Proposal III];

4.	To approve an advisory (non-binding) proposal on the Company’s executive compensation policies and procedures [Proposal IV]; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Shareholders of record as of the close of business on March 23, 2009, will be entitled to notice of and to vote at the meeting.
          The Board of Directors unanimously recommends that you vote “FOR” Proposal I to elect each of the fourteen (14) director-nominees as directors on the Company’s Board of Directors and “FOR” Proposal II to set the number of directors for the ensuing year at fourteen (14).
          The Board of Directors unanimously recommends that you vote “FOR” Proposal III to approve the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009.
          The Board of Directors unanimously recommends that you vote “FOR” Proposal IV to approve the advisory (non-binding) proposal on the Company’s executive compensation policies and procedures.
          The Board of Directors requests that you complete, sign, and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Shareholder’s Meeting, in writing, delivered to the Company, Attention: Marsha C. Sawyer, Clerk, 82 Main Street, Bar Harbor, Maine 04609, stating that your proxy is revoked or by delivering a subsequently dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Shareholder’s Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors
/s/ Marsha C. Sawyer
Marsha C. Sawyer, Clerk

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2009: This proxy statement, along with our Annual Report Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report, are available free of charge on the Investor Relations section of our website(www.BHBT.com)

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 19, 2009
PROXY STATEMENT
          This Proxy Statement is furnished to the Shareholders of Bar Harbor Bankshares (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Tuesday, May 19, 2009, at 11:00 a.m. EDT at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. The official Notice of the Annual Meeting of Shareholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed. A Shareholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Shareholders of the Company on or about April 7, 2009.
          Proxies are being solicited by the Board of Directors of the Company, (the “Board”), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally, or by telephone, e-mail, or facsimile transmission. The entire expense of solicitation, including costs of preparing, assembling, and mailing the proxy material will be borne by the Company. In addition, the Company has engaged the Laurel Hill Advisory Group to assist in the solicitation of proxies at an approximate cost of $6,000 plus reimbursement of customary expenses.
          Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock of the Company represented thereby will be voted [1] “FOR” the election of the fourteen (14) persons nominated as directors by the Board of Directors for a term of one year, [2] “FOR” setting the number of directors at fourteen (14), [3] “FOR” approving the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009, and [4] “FOR” approving the advisory (non-binding) proposal on the Company’s executive compensation policies and procedures. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.
          Shareholders of record as of the close of business on March 23, 2009, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each share of Company common stock issued and outstanding is entitled to one vote upon each matter presented at the Meeting. Only Shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. The presence at the Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. If a quorum is present at the Annual Meeting, action may be taken on any matter considered, excepting only the election of directors, by the holders of a majority of the shares present and voting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The inspector of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the Shareholders for a vote. Shareholders who are present will have an opportunity to vote on each matter properly brought before the Meeting. A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          As of March 16, 2009, the Company had outstanding 2,870,221 shares of its voting common stock (the “Common Stock”), par value $2.00 per share.
          The following table sets forth information with respect to the beneficial ownership of the Company’s voting Common Stock as of March 16, 2009, by: (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each current director-nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 22 of this Proxy under the heading “2008 Summary Compensation Table,” and (iv) all executive officers and directors as a group.

		Amount of
	Title of	Beneficial		Percent
Name of Beneficial Owners	Class	Ownership[1]		of Class

5% or more beneficial owners

Shufro Rose & Co., LLC	Common	210,650[3]		7.34%
745 Fifth Avenue New York, NY 10151-2600

John Sheldon Clark	Common	162,156[2]		5.65%
1633 Broadway, 30th Floor New York, NY 10019

Directors/Nominees:
Robert C. Carter	Common	2,4009		*
Thomas A. Colwell	Common	5,633[9]		*
Jacquelyn S. Dearborn	Common	2,060[9]		*
Peter Dodge	Common	4,760[9]		*
Martha T. Dudman	Common	2,518[9]		*
Lauri E. Fernald	Common	1,150[9]		*
Gregg S. Hannah	Common	1,000[9]		*
Clyde H. Lewis	Common	2,853	[4,9]	*
Joseph M. Murphy (Director and Named Executive Officer)	Common	115,906	[9,10]	4.04%
Robert M. Phillips	Common	2,000	[5,9]	*
Constance C. Shea	Common	1,600	[6,9]	*
Kenneth E. Smith	Common	1,641	[7,9]	*
Scott G. Toothaker	Common	1,750	[8,9]	*
David B. Woodside	Common	1,200[9]		*

Named Executive Officers:
Gerald Shencavitz	Common	20,114	[10]	*
Michael W. Bonsey	Common	12,255	[10]	*
Gregory W. Dalton	Common	9,349	[10]	*
Daniel A. Hurley, III	Common	12,039	[10]	*
Total Ownership of all directors, named executive officers, and specified Trust shares of the Company as a group (eighteen (18) persons)		231,028	[11]	8.05%

[1]	The number of shares beneficially owned by the persons set forth above is determined under the rules of Section 13 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. All individual holdings amounting to less than 1% of issued and outstanding Common Stock are marked with an (*).

[2]	Includes 2,000 shares beneficially owned by Mr. Clark’s spouse over which Mr. Clark has shared voting and dispositive powers. This figure also includes 84,566 shares held by trusts for which Mr. Clark serves as the sole trustee.

[3]	Includes 7,500 shares with sole voting power and dispositive power over all 210,650 shares.

[4]	Includes 2,275 shares held jointly with Mr. Lewis’ spouse.

[5]	Includes 500 shares over which voting and dispositive power are shared jointly with Mr. Phillips’ spouse.

[6]	All shares held are owned jointly with Mrs. Shea’s spouse.

[7]	Includes 1,189 shares owned jointly with Mr. Smith’s spouse.

[8]	Includes 250 shares jointly owned with Mr. Toothaker’s minor children and 1,000 shares owned jointly with his spouse.

[9]	Ownership figures for directors include 500 director-qualifying shares owned by each person indicated.

[10]	Includes shares over which present executives have voting power under the Company’s 401(k) Plan and options to purchase shares of common stock granted pursuant to the Company stock option plan which are exercisable within 60 days of March 3, 2009, as follows:

Name	401(k) Plan	Exercisable Options
Joseph M. Murphy	25,406	90,000
Gerald Shencavitz	2,730	16,884
Michael W. Bonsey	835	10,740
Gregory W. Dalton	2,124	7,225
Daniel A. Hurley, III	1,799	7,340

[11]	Total beneficial ownership includes, 30,800 shares (1.07%) of the Common Stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Annual Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this Proxy Statement as the “Parker Trust” and the “The Fred & Hattie Lynam Private Foundation” formerly known as the Lynam Trust.
The Parker Trust was established in 1955 in perpetuity. Bar Harbor Trust Services, the Company’s second tier non-depository trust services company located in Ellsworth, Maine, is the sole Trustee, with full powers, of this trust benefiting the Mt. Heights Cemetery in Southwest Harbor, Maine.
The Fred & Hattie Lynam Private Foundation formerly known as the Lynam Trust was established in 1942 in perpetuity to benefit four named non-profit entities and to provide scholarships to graduates of Mount Desert Island High School. Bar Harbor Trust Services is the sole Trustee, with full powers, and administers the trust with the assistance of an established Scholarship Committee made up of members of the Bar Harbor Bankshares Board of Directors and one community representative.
The information provided is based on the records of the Company and on information furnished by the persons listed.
          The Company is not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the U. S. Securities and Exchange Commission (the “Commission”) and the NYSE Amex (formerly the American Stock Exchange or “AMEX” and hereinafter “NYSE Amex”). Section 16 Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.
          To the Company’s knowledge, based solely on review of such reports provided to the Company and written representations, all reports were filed timely and as required except for:
          On September 3, 2008, Mr. Clyde Lewis, a director of the Company, purchased 100 shares of Company common stock for which timely reporting did not occur. On January 30, 2009, a Form 4 was filed reflecting his correct ownership.
          On August 21, 2008, Mr. Stephen Leackfeldt, Senior Vice President of Retail Banking at Bar Harbor Bank & Trust, purchased and sold 300 shares of Company common stock. On August 26, 2008, a Form 4 was filed reflecting his transactions.
DIRECTORS AND EXECUTIVE OFFICERS
Directors and Nominees:
Proposal I — Election of Directors
          At the Annual Meeting of Shareholders, fourteen (14) director-nominees will stand for re-election to serve until the 2010 Annual Meeting of Shareholders and until each director’s successor is elected and qualified. The Company’s Bylaws were amended in November, 2007 to provide for the annual election of all directors. Each director-nominee has consented to serve and to the use of his or her name in this Proxy. All fourteen (14) of the director-nominees currently serve on the Board of the Company.
          The Board has determined the majority of director-nominees are “independent directors” as required in accordance with applicable laws, regulations, and NYSE Amex listing requirements. The exception is director-nominee Murphy, who serves as President and Chief Executive Officer of the Company. Mr. Murphy does not serve as a voting member of the Audit, Compensation and Human Resources, or Governance Committees.
          Proxies will be voted, unless authority to do so is expressly withheld, in favor of the fourteen (14) director-nominees. The Board of Directors recommends voting “FOR” the election of each nominee as a director of the Company.
Proposal II — Setting the Number of Directors to Fourteen (14)
          The Company’s Board of Directors currently consists of fourteen (14) members. The Board of Directors recommends the number of Company directors for the coming year be set at fourteen (14). The Bylaws of the Company provide for no fewer than nine (9) or more than twenty-seven (27) directors, with directors serving annual terms. The Board of Directors recommends that you vote “FOR” setting the number of directors for the ensuing year at fourteen (14).

          The following table sets forth for each director-nominee for election, their name, age as of March 23, 2009, and positions with the Company or its subsidiaries, Bar Harbor Bank &Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”) for purposes of the next two tables.
DIRECTOR-NOMINEES FOR
RE-ELECTION
Terms to Expire in 2010

		Year
		First	Current
		Elected	Term to	Position with
Name	Age	Director	Expire	the Company	Positions with Subsidiaries

Thomas A. Colwell	64	1991	2009	Chairman and Director	Director, BHBT since 1991.

Robert C. Carter	65	2003[1]	2009	Director	Director, BHBT since 1996. Director, BHTS since 2004.

Jacquelyn S. Dearborn	56	2006	2009	Director	Director, BHBT since 2006. Director, BHTS since 2006.

Peter Dodge	65	2003[2]	2009	Director	Director, BHBT since 1987.

Martha T. Dudman	57	2003	2009	Director	Director, BHBT since 2003. Director, BHTS since 2003.

Lauri E. Fernald	47	2005	2009	Director	Director, BHBT since 2005.

Gregg S. Hannah	66	2006	2009	Director	Director, BHBT since 2006. Director, BHTS since 2006.

Clyde H. Lewis	64	2005	2009	Director	Director, BHBT since 2005.

Joseph M. Murphy	66	2002	2009	Director President and Chief Executive Officer	Chairperson and Director, BHBT since 2002. Chief Executive Officer of BHBT since 2003. President, BHBT since February, 2005. Director, BHTS since 2002.

Robert M. Phillips	67	2003[3]	2009	Director	Director, BHBT since 1993. Director, BHTS from 2000 through 2004.

Constance C. Shea	64	2003	2009	Director	Director, BHBT since 2001.

Kenneth E. Smith	55	2004	2009	Director	Director, BHBT since 2004. Director, BHTS since 2004.

Scott G. Toothaker	46	2003	2009	Director	Director, BHBT since 2003.

David B. Woodside	57	2003	2009	Director	Director, BHBT since 2003.

[1]	Robert Carter served as a director of the Company from 1996 through 2000 and then again from 2003 to present.

[2]	Peter Dodge served as a director of the Company from 1987 through 2000 and then again from 2003 to present.

[3]	Robert Phillips served as a director of the Company from 1993 through 2000 and then again from 2003 to present.

Executive Officers:
          Set forth below is a list of the Company’s executive officers, including their ages as of March 23, 2009, and positions with the Company and its subsidiaries, Bar Harbor Bank & Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”) as of the Record Date:

		Year
		First
		Elected
Name	Age	As Officer	Position with the Company	Positions with Subsidiaries

Joseph M. Murphy	66	2002	Director, President and Chief Executive Officer	Chairperson and Director, BHBT since 2002. Chief Executive Officer, BHBT since 2003. President, BHBT since February 2005. Director, BHTS since 2002.

Gerald Shencavitz	55	1998	Executive Vice President Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer, and Chief Operating Officer since December, 2007 of BHBT Chief Financial Officer, Senior Vice President, and Chief Operating Officer from 2001 through December 2007 for BHBT. Treasurer, BHTS since 2001.

Michael W. Bonsey	44	2001	N/A	Senior Vice President of BHBT since 2001.

Gregory W. Dalton	49	2000	N/A	Senior Vice President of BHBT since 2000.

Daniel A. Hurley III	56	2004	N/A	President of BHTS and Senior Vice President of BHBT since 2004.
          The Bylaws of the Company provide that the executive officers be elected annually by the Board of Directors and that the President and Chief Executive Officer, Chairperson of the Board, Treasurer, and Clerk shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Chief Executive Officer. There are no arrangements or understanding between any of the directors, executive officers, or any other persons pursuant to which the above directors have been selected as directors or any of the above officers have been selected as officers. There are no “family relationships” as defined by the Commission, between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Business Experience
          The principal occupation and business experience for at least the last five (5) years for each director, nominee, and executive officer is set forth below. None of the organizations discussed below, except for Bar Harbor Bank & Trust and Bar Harbor Trust Services, are affiliated with the Company.
Directors and Nominees:
Robert C. Carter. Mr. Carter resides in Machias, Maine, is now retired and is the former owner of the Machias Motor Inn, Machias, Maine. He presently operates Carter Enterprises, a rental management business also located in Machias, Maine.
Thomas A. Colwell. Mr. Colwell resides in Deer Isle, Maine. Mr. Colwell is the former President of Colwell Bros. Inc. (lobster pounding) and retired from that position as of December 31, 2006.
Jacquelyn S. Dearborn. Mrs. Dearborn resides in Holden, Maine, and serves as a mediator for the Ellsworth and Bangor court systems. Mrs. Dearborn is also employed as Treasurer of the law office of Joel A. Dearborn Sr. Esq., PA located in Brewer, Maine, and former President of C. K. Foster, Co., Inc. located in Ellsworth, Maine.
Peter Dodge. Mr. Dodge resides in Blue Hill, Maine, and is President, Insurance Agent, and majority owner of Peter Dodge Agency d/b/a Merle B. Grindle Agency, John R. Crooker Agency, and The Endicott Agency, providing insurance services from locations in Blue Hill, Bucksport, and Castine, Maine.
Martha T. Dudman. Ms. Dudman resides in Northeast Harbor, Maine, and is an author and President of Dudman Communications Corporation.
Lauri E. Fernald. Ms. Fernald resides in Mount Desert, Maine, and is a Funeral Director, Assistant Treasurer, and an owner in Jordan-Fernald headquartered in Mount Desert, Maine. She is also Managing Partner of Jordan Family Properties LLC and L. E. Fernald LLC, operating as real estate holding companies.
Gregg S. Hannah. Mr. Hannah resides in Surry, Maine, and formerly served as Secretary and Treasurer of Hannah & Associates Inc., a marketing consulting firm. He is a past Associate Professor of Business Management at Nichols College in Dudley, Massachusetts.
Clyde H. Lewis. Mr. Lewis resides in Sullivan, Maine, and is Vice President, General Manager, and an owner of Morrison Chevrolet Inc., of Ellsworth, Maine.
Joseph M. Murphy. Mr. Murphy resides in Mount Desert, Maine, and is President and Chief Executive Officer of Bar Harbor Bankshares and Bar Harbor Bank & Trust.
Robert M. Phillips. Mr. Phillips resides in Sullivan, Maine, and is a former consultant for Cherryfield Foods, Maine Wild Blueberry, and Oxford Foods, food processors with locations in Washington County, Maine. Mr. Phillips serves as a consultant for the Wild Blueberry Association of North America and the Maine Wild Blueberry Commission.
Constance C. Shea. Mrs. Shea resides in Mount Desert, Maine, and is a Real Estate Broker and a former owner in Sylvia Shea Inc. d/b/a Lynam Real Estate Agency, Bar Harbor, Maine. Mrs. Shea is also the owner of a commercial real estate property located in Bar Harbor, Maine.
Kenneth E. Smith. Mr. Smith resides in Bar Harbor, Maine, and has been owner and Innkeeper of Manor House Inn since 2003 and former owner of Wonder View Inn, both lodging facilities located in Bar Harbor, Maine.
Scott G. Toothaker. Mr. Toothaker resides in Ellsworth, Maine, and is Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, Maine.

David B. Woodside. Mr. Woodside resides in Bar Harbor, Maine, and is President and General Manager of Acadia Corporation, a corporation operating restaurants and retail shops located in Acadia National Park and Bar Harbor, Maine.
Executive Officers:
Joseph M. Murphy. For a summary of Mr. Murphy’s business experience, refer to the “Directors and Nominees” section immediately above.
Gerald Shencavitz. Mr. Shencavitz resides in Mount Desert, Maine, and has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company since December, 2007. Prior to his promotion in December 2007 to Executive Vice President, he served as Chief Financial Officer and Treasurer of the Company since June 2001. Mr. Shencavitz has served as Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Bar Harbor Bank & Trust since his promotion in December, 2007. He was Chief Financial Officer, Senior Vice President and Chief Operating Officer of Bar Harbor Bank & Trust between 2001 and December, 2007. Mr. Shencavitz also serves as Treasurer of Bar Harbor Trust Services, an office he has held since 2001.
Michael W. Bonsey. Mr. Bonsey resides in Bar Harbor, Maine, and has served as Senior Vice President of Credit Administration of Bar Harbor Bank & Trust since December, 2001. Mr. Bonsey served as Vice President of Credit Administration from 2000 through December, 2001.
Gregory W. Dalton. Mr. Dalton resides in Mount Desert, Maine, and has served as Senior Vice President of Business Banking of Bar Harbor Bank & Trust since 2000. He is also an owner in both the Bar Harbor Jam Co. and its real estate holding company, Blueberry Partners LLC, located in Bar Harbor, Maine.
Daniel A. Hurley III. Mr. Hurley resides in Ellsworth, Maine, and has served as President of Bar Harbor Trust Services and Senior Vice President of Bar Harbor Bank & Trust since August of 2004. He was formerly Vice President and Senior Trust Officer at Essex Savings Bank.
CORPORATE GOVERNANCE
Board of Directors:
          A Board of Directors comprised of fourteen (14) members managed the Company during 2008. A majority of the Board of Directors meets the independence standards established by NYSE Amex. The Board has determined that all the named director-nominees listed in this Proxy, with the exception of Mr. Murphy, meet applicable independence standards established by NYSE Amex. The Board of Directors of the Company held a total of twelve (12) regular meetings, one (1) special meeting, and one (1) annual meeting during 2008. The Bylaws of the Company provide for a minimum of quarterly meetings. Each director attended at least 75% of the total number of board and committee meetings that he or she was eligible to attend.
          The Board encourages, but does not require, each director to attend its Annual Meeting. All of the Board’s members attended the 2008 Annual Meeting.
Committees:
          The Board of Directors has a standing Audit Committee, Executive Committee, Governance Committee, and Compensation and Human Resources Committee.

          Executive Committee
          The Bylaws of the Company provide that after each Annual Meeting of Shareholders, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2008 included directors Colwell, Dodge, Dudman, Murphy, Phillips, Shea, and Toothaker. Mr. Colwell serves as Chairperson. The Executive Committee held one (1) meeting in 2008.
          Audit Committee
          The members of the Audit Committee included directors Toothaker, Dudman, Fernald, Hannah, Smith, and Woodside. Mr. Toothaker serves as Chairperson of the Committee. The Audit Committee met five (5) times during 2008. See Appendix A for a Report of Audit Committee. The Audit Committee has a written charter which was recently amended to comply with Item 407(d)(3) of Regulation S-K and PCAOB Rule 3526 regarding independent accountant communications with audit committees concerning auditor independence. A copy of the updated charter is attached to this Proxy Statement and labeled “Appendix B.” It also may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Company’s Board has determined that the Audit Committee is composed of independent directors, in accordance with applicable NYSE Amex listing requirements and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter, which has been adopted by the Audit Committee and the Company Board. Audit Committee members do not accept any consulting, advisory, or other compensatory fees (except directors fees) and are not affiliated with the Company (except as a director) or any of its subsidiaries. The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE Amex pursuant to the Sarbanes-Oxley Act of 2002.
          The Audit Committee has the sole authority to appoint and replace the Independent Registered Public Accounting Firm. The Audit Committee is responsible for the compensation and oversight of the Independent Registered Public Accounting Firm and this firm reports directly to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the Commission; (ii) the review of quarterly financial statements; (iii) the system of financial controls management has established; and (iv) the internal audit, external audit, and loan review processes.
          Governance Committee
          The Governance Committee for 2008 was comprised of directors Shea, Colwell, Dodge, Fernald, and Phillips. The Governance Committee met three (3) times during 2008. Directors Dodge and Phillips were replaced by directors Carter and Dearborn during the latter part of 2008. Mrs. Shea served as Chairperson of the Committee. The Company Board of Directors has determined that each member of the Governance Committee is independent for purposes of NYSE Amex listing standards.
          The Governance Committee’s responsibilities include screening director candidates, recommending nominees to the full Board of Directors (including the slate of returning directors) to be elected each year, making recommendations concerning the size and composition of the Board of Directors, recommending Committee structure and membership, and sponsoring new director orientation and education. The Governance Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management, and shareholders. To date the Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee considers among other things the background, business and professional experience (including any requisite financial expertise or other special qualifications), current employment, community service, and other board service of its director-nominees, as well as racial, ethnic, and gender diversity of the Board as a whole. The Governance Committee generally considers a candidate’s qualifications in light of these broad criteria as well as an assessment as to whether the candidate can make decisions on behalf of or while representing the Company in a manner consistent with its stated business goals and objectives. The Governance Committee will also consider the candidate’s “independent” status in accordance with applicable regulations and listing standards. The Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this Proxy Statement entitled “Nominations by Shareholders.”
          Compensation and Human Resources Committee
          The Compensation and Human Resources Committee reviews and considers recommendations from management, consultants, and directors concerning executive compensation policies, employee benefit plans, and salary administration programs, including reviewing annually the performance, total compensation, and recommended adjustments for all executive officers and the executive officers of the Company’s subsidiaries. The deliberations of the Compensation and Human Resources Committee are reported to the Board of Directors for review and approval. The Compensation and Human Resources Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dearborn, Dodge, Fernald, and Shea. Mr. Phillips serves as Chairperson of the Committee. The Company’s and Bank’s President and Chief Executive Officer, Mr. Murphy, serves on the Committee in a non-voting, ex-officio capacity, as does the Bank’s Human Resources Officer, Mrs. Marsha C. Sawyer. All voting members of the Compensation Committee are independent for purposes of NYSE Amex listing standards. The Compensation and Human Resources Committee met eight (8) times during 2008.
          Further information regarding the Compensation and Human Resources Committee can be found below in this Proxy Statement beginning under the caption “Role of the Compensation Committee.” The Compensation Committee report appears at page 20 of this Proxy Statement.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
          In the paragraphs that follow, we will provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this Proxy Statement under the heading, “Executive Compensation” is a series of tables containing specific information about the compensation earned or paid in 2008 to the named executive officers, whom we refer to as our “NEOs”.
          The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.
Named Executive Officers
          As used in this proxy statement, the term “named executive officers” or “NEOs” includes: (i) the Company’s Chief Executive Officer (“CEO”), Joseph M. Murphy and Chief Financial Officer (“CFO”), Gerald Shencavitz, and (ii) the Company’s three other most highly compensated policy making, executive officers who earned more than $100,000 in total compensation during the Company’s last fiscal year. In 2008, the other three NEOs were Senior Vice Presidents: Michael W. Bonsey, Gregory W. Dalton and Daniel A. Hurley III.
Objectives of the Company’s Compensation Program
          The objective of the Company’s compensation program is to attract, retain, motivate, and reward NEOs and other executives who contribute to our financial and operational success, which ultimately builds value for our shareholders. We believe that, in order to do this effectively, our program must:

•	provide our NEOs with total compensation opportunities at levels that are competitive for comparable positions at companies and banks with whom we compete for talent;

•	directly link a significant portion of total compensation to the Company’s achievement of performance goals in a way that proportionally rewards higher performance levels;

•	provide significant upside opportunities for exceptional individual performance, which can result in differentiated compensation among NEOs based on performance; and

•	closely align our NEOs’ interest with those of our shareholders by making stock-based incentives a core element of our executive’s compensation.
Role of the Compensation Committee
          The Compensation and Human Resources Committee (the “Committee”) oversees regulatory compliance for all Company compensation and benefit plans and administers the Company’s executive compensation programs. The Committee recommends these programs to the Company’s Board of Directors for approval at least annually and more frequently, if circumstances warrant. These executive programs are intended to provide a variety of competitive compensation components including base salaries, traditional benefits, annual cash performance incentives, and retirement programs. In addition, the Company has sought to align the long-term interests of its executives, including the NEOs, with those of the shareholders by providing share-based incentives in the form of stock option grants. The composition of the components may vary from year to year based on individual performance, the Company’s business plan, market conditions, or other factors.
Market and Comparative Data
          The Committee approves and recommends to the Board compensation programs it believes meets the Company’s ongoing need to attract, motivate, and retain talented and qualified executives who have the capacity to make a major contribution to the leadership and success of the Company. In fulfilling this requirement, the Committee has used a variety of consultants, employment attorneys, and third party providers of service as sources to assist in the establishment and implementation of its executive compensation programs. The Committee regularly reviews industry-standard compensation surveys provided by objective sources for state and regional perspectives. These resources primarily include the Financial Institutions Compensation and Benefit Survey for Northern New England and survey information provided by the Company’s compensation consulting firm, Pearl Meyer & Partners. Pearl Meyer & Partners draws salary information from its own proprietary data base along with the survey information from Clark Consulting and Watson Wyatt compensation survey firms. In addition, the Committee reviews comparative salary and benefit information gleaned from public filings of a peer group the Company established for compensation comparison (the “Company Peer Group”). The Committee felt it was important to expand its Compensation Peer Group to financial institutions outside of Maine to incorporate a larger selection of publicly-traded financial institutions and provide a representation of the geographical area that may be considered for recruitment purposes. With the assistance of Pearl Meyer & Partners, the Company redefined its Compensation Peer Group to the companies listed below. The Committee believes these Company Peer Group filings disclose compensation programs of similarly situated executives in comparable institutions throughout Maine and the Northeast region and they are a useful comparative tool for the Committee in establishing executive compensation programs and individual criteria for its executives including the NEOs. The Peer Group information is used as a guide in establishing reasonableness in the Company’s compensation program.

          In 2008, the Company Compensation Peer Group was comprised of the following:

					2007
			2007	2007	RETURN ON
			AVERAGE	TOTAL	AVERAGE
		TICKER	ASSETS	REVENUE	EQUITY
PEER BANK	STATE	SYMBOL	($)	($)	(%)
Alliance Financial Corp	NY	ALNC	1,307,281	53,774	8.48
Arrow Financial Corp	NY	AROW	1,584,846	62,586	14.68
Bancorp Rhode Island, Inc.	RI	BARI	1,477,119	52,029	7.87
Benjamin Franklin Bancorp, Inc.	MA	BFBC	903,278	31,495	3.36
Bridge Bancorp, Inc.	NY	BDGE	607,424	31,105	17.47
Camden National Corp	ME	CAC	1,716,788	62,522	18.34
Canandaigua National Corp	NY	CNND.OB	1,256,349	56,571	14.49
Chemung Financial Corp.	NY	CHMG.OB	788,874	42,565	8.58
Community BanCorp	VT	CMTV.OB	502,032	16,650	10.69
Enterprise Bancorp Inc.	MA	EBTC	1,057,666	50,787	12.11
Financial Institutions Inc.	NY	FISI	1,857,876	78,753	8.84
First National Lincoln Corp	ME	FNLC	1,223,250	41,981	11.89
Hampden Bancorp Inc.	MA	HBNK	524,070	14,016	(3.04)
Hingham Institution for Savings	MA	HIFS	744,602	17,736	8.40
LSB Corp	MA	LSBX	621,651	18,011	6.35
Legacy Bancorp Inc.	MA	LEGC	924,541	29,732	.88
Merchants Bankshares Inc.	VT	MBVT	1,170,743	47,557	15.37
NH Thrift Bancshares, Inc.	NH	NHTB	834,230	27,177	7.98
Northeast Bancorp	ME	NBN	556,801	23,232	4.59
Westfield Financial Inc.	MA	WFD	1,039,784	34,737	3.00
The Wilbur Corp	NY	GIW	793,680	31,592	11.84
50th Percentile			924,541	34,737	8.58
Bar Harbor Bankshares	ME	BHB	889,472	28,832	11.40
          The Committee did not target the elements of its compensation program at any specific level or percentiles within the Peer Group, but used the data to determine the competitiveness of the Company’s pay practices. Rather than rely on a formula based model, the Committee believes that retaining discretion to also assess the overall performance of NEOs gives the Committee the ability to more accurately reflect individual contributions that cannot be absolutely quantified. The Committee also considered their decision to implement a senior incentive program in 2008 tailored to provide more emphasis on incentive compensation for the NEO group for 2008.
          The Committee used detailed compensation information disclosed in 2008 proxy filings available for competitive reference along with market salary survey information provided by Pearl Meyer & Partners. Limited peer group proxy information is available for the remaining three NEOs. The Committee further referenced salary survey information and guidance provided by Pearl Meyer & Partners in its process to establish compensation levels for this group.
          The Clark Consulting and the Watson Wyatt surveys provided salary information for institutions within the $500M to $2B range. The Financial Institutions Survey of Northern New England provided information on institutions in the $700M to $999M range. After deliberations and considering all factors, 2008 compensation and comparative market salary information is detailed below:

					Aged Peer	25th, 50th&		Aged Peer
		Aged Peer			Total Cash	75th		Group Total
		Group	25th, 50th	BHB	Compen-	Market		Compen-
	BHB	Base at	& 75th	2008 Total	sation at	Composite		sation at
	2008	25th, 50th &	Market	Cash	25th, 50th,&	Cash	BHB	25th, 50th &
	Base	75th	Composite	Compen-	75th	Compen-	2008 Total	75th
	Salary	Percentile[1]	Base Data[2]	sation	Percentile[1]	sation Data[2]	Compensation	Percentile[1]
	($)	($)	($)	($)	($)	($)	($)	($)

Joseph M. Murphy		271,900	275,400		271,900	299,400		381,950
	273,946	335,000	318,400	331,914	372,260	363,200	583,847	507,170
		375,580	377,600		475,150	462,300		882,700

Gerald Shencavitz		172,813	163,700		185,275	177,100	297,626	236,561
	174,000	192,600	179,100	213,907	219,100	199,000		277,462
		243,325	223,800		264,882	256,600		353,325

Michael W. Bonsey			90,700			104,200
	116,000	N/A	114,000	131,533	N/A	121,600	143,109	N/A
			126,200			129,600

Gregory W. Dalton			128,300			135,400
	132,000	N/A	135,000	161,693	N/A	145,700	173,232	N/A
			147,000			167,100

Daniel A. Hurley III			113,700		N/A	115,900
	126,500	N/A	132,400	148,028		138,300	167,298	N/A
			142,300			156,200

[1]	2007 Peer Group Proxy filing base salary, cash compensation, and total compensation figures aged to 2008 for comparable purposes.

[2]	Base salaries and cash compensation reported at the 25th and 50th percentile (averaged) from the disclosed Proxy Peer Group, and the Clark, Wyatt, and Financial Institutions of Northern New England salary surveys.
          The Committee also considers the relative scarcity of senior banking executive candidates in its immediate market area and the difficulties of recruiting out-of-market candidates to work in rural Maine. The Committee does not use any formal, fixed, or indexed criteria for establishing compensation levels for any of its NEOs within market identified ranges. The Committee believes over time, the growth in total compensation provided to its executive officers should be more heavily weighted towards incentive compensation opportunities directly tied to corporate performance with less emphasis upon growth in base salaries.
Role of Management in Establishing Compensation
          On an annual basis Mrs. Marsha C. Sawyer, the Senior Vice President of Human Resources, with the oversight of the Chief Executive Officer, provides the Committee with general information on executive officer compensation, including the NEOs. The Committee then reviews, discusses, and considers this information and any recommendations. The Chief Executive Officer and the Senior Vice President of Human Resources generally attend Committee meetings but were not present for the executive sessions or for any discussion of their own compensation. Mrs. Sawyer assists in the administration of all executive compensation programs, prepares Committee and Board meeting materials and performs work as requested by the Committee, including working directly with the Company’s Compensation Consultant in preparation of peer analyses for the Committee’s consideration. Mr. Murphy, the Company’s President & Chief Executive Officer, attends portions of the Committee’s meetings and makes recommendations on base salary, annual incentives, and equity compensation for executive officers who report to him. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. No changes occurred in 2008 with respect to this participation by management in the compensation process.
Compensation Consultants
          The Committee has occasionally utilized, and expects to utilize in the future, various outside consultants, actuaries, and employment attorneys to assist it in developing and implementing certain of the Company’s compensation program components, including its stock option program, Supplemental Executive Retirement Plan (“SERP”), and incentive compensation arrangements.
          During 2008, Committee Chair, Robert Phillips attended a multi-day conference sponsored by Bank Director Magazine, NASDAQ, and Institutional Shareholder Services specifically targeted at Bank Executive &

Board Compensation best practices. In January, 2008, the Committee, under authority granted by its Charter, engaged Pearl Meyer & Partners to assist in a total review of the Company’s executive officer and director compensation packages. During 2008, Pearl Meyer’s engagement included:
•	A comprehensive and competitive review of the Company’s total compensation arrangements including base salaries, equity and retirement programs for the Company’s CEO and its senior executives including the NEOs;

•	A comprehensive review of the Company’s compensation program for its directors;

•	Recommendations for an expanded, appropriate Peer Company comparison group for compensation purposes;

•	Assisting in the establishment of an appropriate compensation mix and pay for performance plan based on the Company’s size, geographic location, and unique characteristics;

•	Developing a short term, annual cash incentive plan for its executives, including NEOs with thresholds, targets, and stretch goals tied to the Company’s strategic and long-term financial plans; and

•	Assist with the development of an equity incentive plan to encourage decision-making with the long-term interests of the Company in mind by executives including the NEOs.
Compensation Plan Components
          The Company’s executive compensation program applicable to the NEOs is comprised of the following primary components: (a) base salaries and benefits, (b) annual incentive cash compensation programs, (c) long-term incentives in the form of stock option grants, and (d) retirement benefits:
(a)	Base Salary and Benefits. The executive compensation program provides base salaries and benefits, which include health and life insurance programs, a 401(k) retirement program, and vacation awards to compensate executive officers for capable performance of core duties and responsibilities associated with their positions. The Committee reviews base salaries annually in the context of the comparative industry information, as described above. The Committee also considers the specific contributions of the individual executive officer and the officer’s opportunity for professional growth, as well as market factors, when it sets and adjusts base salaries. In addition, the Committee considers the prevailing economic climate, the overall performance of the Company, and its most current business plan.

Upon performance evaluations and the advice and market salary data supplied by Pearl Meyer & Partners, the Committee made performance and market adjustments to the 2008 base salaries for NEOs as follows:

	2007 Base	2008 Base		2008
Named Executive	Salary	Salary		Increase	Percentage

Joseph M. Murphy President and CEO of Bar Harbor Bankshares and Bar Harbor Bank & Trust	$258,440	$273,946		$15,506	6.00%

Gerald Shencavitz EVP, CFO and Treasurer of Bar Harbor Bankshares and EVP, CFO, and COO of Bar Harbor Bank & Trust	$174,000	$174,000	[1]	N/A	N/A

Michael W. Bonsey SVP, Credit Administration of Bar Harbor Bank & Trust	$104,000	$116,000		$12,000	11.54%

Gregory W. Dalton SVP, Business Banking of Bar Harbor Bank & Trust	$117,106	$132,000		$14,894	12.72%

Daniel A. Hurley III President of Bar Harbor Trust Services and SVP of Bar Harbor Bank & Trust	$126,500	$126,500	[2]	N/A	N/A

[1]	Mr. Shencavitz’s salary was adjusted in December 2007 to $174,000 in recognition of his promotion to Executive Vice President. No further adjustment was made to his 2008 compensation.

[2]	Mr. Hurley was provided a one time payment in lieu of a base salary adjustment for 2008 to allow the Company to realign its internal equity with new comparative salary information.

(b)	Short-term, Annual Incentive Cash Compensation Program. During 2008, nine senior managers including NEOs, Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley participated in an annual cash incentive compensation plan developed under the guidance of Pearl Meyer & Partners. The philosophy of the Compensation Committee was to set reasonable base salaries and allow for the potential of meaningful incentives tied to the Company’s short-term initiatives to optimize profitability, growth, excellence in individual performance, and to promote teamwork among its participants. This plan was approved by the Company’s Board of Directors for 2008 and is detailed below:

Incentive Payout Opportunity

Each participant had a target incentive opportunity based on their role. The target incentive reflected a percentage of base salary determined to be consistent with competitive market practices. Actual awards varied based on achievement of specific goals. The opportunity reflects a range of potential awards. Actual awards ranged from 0% (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2008 plan year.
2008 Short-Term Incentive Targets

		Threshold		Stretch
		(50% of Target	Target	(150% of Target
Role	Below Threshold	Percentage)	(100%)	Percentage)
CEO/President	0%	12.50%	25.00%	37.50%
EVP	0%	10.00%	20.00%	30.00%
SVP	0%	7.50%	15.00%	22.50%
Incentive Plan Measures
Each participant had predefined performance goals used to determine their short-term incentive award. There were two performance categories: BHB Team and Individual. BHB Team performance was reflected by common goals for all participants. Individual goals reflected each participant’s individual contributions based on their role. The specific allocations of goals were weighted to reflect the focus and contribution for each role/level in the Company.

The table below provided the guidelines for the allocation of participant’s incentives for each performance component.

Position	BHB/Team Performance	Individual Performance
CEO/President	75%	25%
EVP	65%	35%
SVP — Line	30%	70%
SVP — Staff	50%	50%
BHB Performance

BHB Team performance goals for 2008 were increased Net Income and a decreased Efficiency Ratio. The table below shows the specific performance goal at Threshold, Target (budget) and Stretch for 2008.

Company Performance	2008 Performance Goals
Measures	Threshold	Target	Stretch
Net Income (to be adjusted for Visa IPO gain)	7,496	7,577 (budget)	8,407
Efficiency Ratio	63.7 (budget)	62.6 (2007)	61.6
Individual Performance

In addition to the BHB’s Team performance goals, participants had 2 — 3 individual goals that focused on either department/team performance (e.g. lending growth, deposit growth, budget constraint) and/or individual performance on assigned strategic projects. The mix of these goals varied by role. A minimum achievement of threshold level performance was required for the plan to pay for each component.

Plan Trigger

In order for the Annual Incentive Plan to ‘activate’ or turn on, the Company needed to achieve at least $7,496 in Net Income representing an increase of 4.77% over 2007 Net Income. If BHB did not meet this level, the plan would not pay out any awards for the year, regardless of performance on other goals.

The Company achieved Net Income of $7,731 or an 8.07% increase over 2007.
2008 Incentive Payment Summary

					Credit	Loan and
	Percentage	Total	Net	Efficiency	Asset	Deposit	Individual
Named	Of Base	Payout	Income	Ratio	Quality	Growth	Goals
Executive	(%)	($)	($)	($)	($)	($)	($)
Joseph M. Murphy	21	57,968	26,937	20,546	10,485	0	0
Gerald Shencavitz	23	39,907	11,197	10,440	0	0	18,270 [1]
Michael W. Bonsey	13	15,533	3,734	5,220	2,664	3,915	0
Gregory W. Dalton	17	22,157	2,834	2,970	2,424	13,929	0
Daniel A. Hurley III	11	13,509	2,714	2,846	0	0	7,949 [2]

Totals		149,074	47,416	42,022	15,573	17,844	26,219

[1]	Mr. Shencavitz earned $6,525 for exceeding investment income targets, $6,525 for placing in the 75th percentile on investment yield against peer, and $5,220 for his oversight and leadership on five assigned strategic projects completed in 2008 for a total incentive payment of $18,270 in this category.

[2]	Mr. Hurley earned $7,949 for exceeding income projections for the reorganized Bar Harbor Financial Services function.
Details of the above payments disclosed into Threshold, Target, and Stretch categories can be found on page 27.

(c)	Stock Option Plan. Since adopting its Stock Option Plan in 2000, the Company has provided its officers and managers, including its NEOs, with a share-based compensation component in the form of stock options. This compensation component is used to align the interest of the Company’s participating officers and managers, particularly its executive officers, with those of its Shareholders over a long-term horizon and to serve as a retention tool. The Company grants options upon date of hire or promotion for qualified individuals, and from time to time for special recognition. The Company awards all grants at the closing market price of the business day of the enabling vote by the Company’s Board of Directors. The Board of Directors also sets the vesting schedule, which is typically over a period of three to seven years. The Company did not grant any stock options to its NEOs in 2008.

(d)	Benefits, Retirement and Post Termination Compensation Elements. The Company provides for all employees meeting minimum age and service requirements a 401(k) benefit retirement plan. In addition, the Company provides a nonqualified, noncontributory, defined-benefit plan, (“SERP”) for certain highly compensated officers. Currently, the Chief Executive Officer and Executive Vice President/Chief Financial Officer are the only two NEOs that participate in the SERP. The Company’s 401(k) plan has imbedded regulatory ceilings that limit the two most senior executives from deferring amounts sufficient to provide for a reasonable, final average salary retirement benefit. The Company utilizes its SERP plan as a vehicle to assist in funding the Chief Executive Officer’s and Executive Vice President/Chief Financial Officer’s total retirement program.

The Company also maintains change in control agreements for NEOs Murphy, Shencavitz, Bonsey, Dalton and Hurley. No golden parachute payments will be made under these agreements to the extent that such payments are prohibited by applicable law due to the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

The agreements were in effect for the 2008 reporting year and provided for the payment of their salary and other specified benefits for a period of twelve to twenty-four months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within set timeframes after a change of control, unless such termination was for cause. These specific payments and timeframes were established under the advice of a compensation consultant and employment attorney as representative of similar type agreements in the industry.

The Committee believes that the Company’s SERP plan and change in control agreements are advisable to provide a competitive total compensation plan to attract and retain the employment of NEOs that are a party to the agreements.
Other Compensation and Benefits
          In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.
Stock Ownership Guidelines
          While many of the Company’s executive officers have significant Company stock holdings, the Company does not have specific guidelines regarding stock ownership for its NEOs.
Compliance with Internal Revenue Code Section 409A
          Section 409A of the Internal Revenue Code was enacted in 2005 and provides that if a service provider is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, the service provider would be subject to adverse tax treatment, including accelerated income recognition and a potential 20% tax penalty. The Company has modified its affected compensation plans to comply with the Section 409A tax provisions because the Company’s NEOs meet the definition of a service provider under Section 409A.
Participation in the U.S. Treasury’s Capital Purchase Program
          Capital Purchase Program Participation
          In January 2009, the Company issued and sold preferred stock and a warrant to purchase common stock for an aggregate purchase price of $18,751,000 to the U.S. Treasury under the Capital Purchase Program. Under the terms of the purchase agreement, for as long as the U.S. Treasury holds any Company securities acquired under the purchase agreement or the warrant, the Company must ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute and severance and employment agreements, with respect to its senior executive officers, as such term is defined in the Emergency Economic Stabilization Act of 2008 (“EESA”), comply with Section 111(b) of the EESA and applicable guidance and regulations under EESA promulgated by the U.S. Treasury. Each such officer consented to and waived any claims against both the U.S. Treasury and the Company with respect to any amendments or modifications to their compensation or benefits required for the Company to so comply.
          As a result of the Company’s participation in the Capital Purchase Program and in accordance with the EESA as originally enacted, the Company amended, the benefits plans and agreements in which any of the senior executive officers (who are also the named executive officers) could receive payments upon termination or change in control. The amendments cover the period required by Section 111(b) of the EESA and applicable guidelines and regulations that prohibit any “golden parachute payment” as defined under Section 280G of the Code. Under Section 280G as modified by the EESA, “golden parachute payment” is defined generally to mean any payment made on account of any severance from employment by reason of involuntary termination or in connection with any bankruptcy filing, insolvency or receivership, to the extent that the aggregate present value of such payments equals or exceeds three times the named executive officer’s average annual compensation for the five years prior to the severance from employment. However, see “2009 EESA Amendments” below for additional information on changes to the definition of the term “golden parachute payment.”
          Policy on Internal Revenue Code Section 162(m)
          The Company intends for all incentive compensation paid to the named executive officers to be fully deductible for federal income tax purposes. Section 162(m) of the Code disallows publicly-traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m). To date, none of the compensation paid to any executive offers have exceeded this limit on deductibility.
          As a result of the Company’s participation in the Capital Purchase Program, for as long as the U.S. Treasury holds any Company securities acquired under the purchase agreement or the warrant, the deduction limit for remuneration paid to the senior executive officers during any taxable year will be $500,000 instead of $1 million, and must be computed without regard to “performance-based” compensation and certain deferrals of income.
          Clawback Provision
          As a result of the Company’s participation in the Capital Purchase Program, the Company is required to provide for the recovery of any incentive or bonus payments paid to senior executive officers during the period that the U.S. Treasury holds any Company securities acquired under the purchase agreement or the warrant which are based on financial criteria later proven to be materially inaccurate. Accordingly, the Company has amended or modified each applicable incentive or other benefit plan to so provide. Each of the senior executive officers consented to and waived any claims against the U.S. Treasury and the Company with respect to such amendments and modifications.
          2009 EESA Amendments
          The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, has materially amended Section 111 of EESA. In addition to making other changes, the ARRA restricts the amount of bonuses that can be paid to our NEOs, requires the Compensation Committee to conduct a risk assessment of all employee benefit programs twice a year, and our CEO and CFO to certify compliance with Section 111 of EESA as amended by the ARRA. Furthermore, the ARRA has amended the definition of a “golden parachute payment” generally to include any payment on account of an NEO’s departure from the employer. U.S. Treasury guidance will be needed to clarify whether this completely prohibits the payment of severance, whether or not in a change of control situation. The Company may be required to make changes to its compensation and benefit programs applicable to our NEOs based on the determination it makes in the coming weeks and months regarding the scope of actions required to comply with amended Section 111 of EESA.
Compensation Committee Report
          The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with members of management. Based on such review and discussion, the

Compensation Committee recommended to the Board of Director members that the Compensation Discussion and Analysis be included in its Annual Report on Form 10-K and this Proxy Statement.
Risk Assessment
          In accordance with the EESA, the Compensation Committee certifies that it will, prior to April 16, 2009, review with its designated senior risk officer the incentive compensation arrangements applicable to the Company’s “senior executive officers” (as defined pursuant to the Section 111 of the Emergency Economic Stabilization Act of 2008), which includes each of the NEOs. The Compensation Committee will make reasonable efforts prior to April 16, 2009 to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and Bar Harbor Bank & Trust. April 16, 2009 is ninety (90) days from the date of the Company’s initial receipt of Capital Purchase Program funds.
Robert M. Phillips, Chair
Jacquelyn S. Dearborn
Peter Dodge
Lauri E. Fernald
Constance C. Shea
(This space intentionally left blank)

EXECUTIVE COMPENSATION
2008 Summary Compensation Table
          The following table discloses compensation for the years ended December 31, 2008, 2007 and 2006, received by the Company’s principal executive officer, principal financial officer, and three other most highly compensated executive officers (the “NEOs”). The Company, or the subsidiary by which he was employed, paid compensation for each named executive officer.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary[1]	Bonus	Awards	Awards[2]	Compensation	Earnings[3]	Compensation[4]	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph M. Murphy	2008	273,946			7,664	57,968	222,690	21,579	583,847
President and CEO	2007	258,440	0	0	49,956	32,305	201,145	20,999	562,845
of Bar Harbor	2006	258,440	0	0	49,956	0	175,028	22,391	505,815
Bankshares and Bar Harbor Bank & Trust
Gerald Shencavitz	2008	174,000			17,029	39,907	56,966	9,724	297,626
EVP, CFO and	2007	153,351	0	0	18,466	19,169	51,518	7,807	250,311
Treasurer of Bar	2006	149,347	0	0	15,547	0	43,555	11,560	220,009
Harbor Bankshares and EVP, CFO, and COO of Bar Harbor Bank & Trust
Michael W. Bonsey	2008	116,000			6,559	15,533		5,017	143,109
SVP, Credit	2007	104,000	0	0	10,191	13,004	0	4,563	131,758
Administration of	2006	102,003	0	0	6,969	0	0	7,568	116,540
Bar Harbor Bank & Trust
Gregory W. Dalton	2008	132,000	7,536 [5]		6,559	22,157		4,980	173,232
SVP, Business	2007	111,343	0	0	8,841	13,918	0	5,092	139,194
Banking of Bar	2006	105,007	0	0	4,847	0	0	7,925	117,779
Harbor Bank & Trust
Daniel A. Hurley III	2008	126,500	8,019 [6]		12,818	13,509		6,452	167,298
President, Bar	2007	126,500	0	0	12,514	15,813	0	6,308	161,135
Harbor Trust	2006	124,497	0	0	8,519	0	0	8,336	141,352
Services and SVP of Bar Harbor Bank & Trust

[1]	Included in base salary amounts disclosed above for each named executive officer are monies they deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its wholly owned subsidiaries to defer up to 50% of their compensation, subject to applicable limitations in section 401(k) of the Internal Revenue Code of 1986, as amended, and amounts deferred pursuant to the Company’s Section 125 Cafeteria plan providing health, life, and disability insurance benefits.

[2]	The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2008 related to stock option awards in prior fiscal years, as described in Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 13 to the Company’s 2008 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

[3]	The amounts in this column reflect the changes in value of the Company’s nonqualified, noncontributory, defined-benefit supplemental executive retirement program between December 31, 2006, December 31, 2007, and December 31, 2008.

[4]	Other Annual Compensation includes match and contribution amounts into the Company’s 401(k) plan in the same formula and schedule as available to all other employees and imputed life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit.

[5]	One time payment for $7,536 ($5,000 net) in recognition of competitive market pressure pending full comparative salary review.

[6]	One time payment for $8,019 ($5,000 net) in lieu of 2008 base salary adjustment.
The NEOs also participate in certain group life, health, disability insurance, and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to all employees and do not discriminate in scope, terms, and operation.

		All Other Compensation Detail
		Employer 401(k)
		Contribution Match	Club	Spousal	Imputed Life
		and Contribution	Dues	Travel	Insurance	Other[1]	TOTAL
Name	Year	($)	($)	($)	($)	($)	($)
Joseph M. Murphy	2008	9,000	960	695	7,647	3,277	21,579
	2007	9,145	925	1,111	6,858	2,960	20,999
	2006	16,176	895	1,116	1,629	2,575	22,391
Gerald Shencavitz	2008	7,536	0	685	665	838	9,724
	2007	6,143	0	622	284	758	7,807
	2006	9,555	0	395	969	641	11,560
Michael W. Bonsey	2008	4,529	0	0	488	0	5,017
	2007	4,047	0	77	439	0	4,563
	2006	7,139	0	0	429	0	7,568
Gregory W. Dalton	2008	4,836	0	0	144	0	4,980
	2007	4,632	350	0	110	0	5,092
	2006	7,442	0	385	98	0	7,925
Daniel A. Hurley III	2008	6,009	0	0	443	0	6,452
	2007	5,262	0	0	1,046	0	6,308
	2006	7,788	0	0	548	0	8,336

[1]	Includes applicable Medicare (1.45%) gross up amounts on the SERP benefits amounting to $3,277 for Mr. Murphy and $838 Mr. Shencavitz.
          The Company provides non-cash perquisites that do not exceed $10,000 in the aggregate for any individual and are not included in the reported figures. Benefits not disclosed in the table above are of de minimus value such as incidental service fee waivers on deposit accounts, the purchase of traveler’s checks, or safe deposit rental fees.
NARRATIVE DISCUSSION AND ANALYSIS OF SUMMARY COMPENSATION TABLE
          The Committee believes the following information and discussion is useful to the reader in understanding the information set forth in the above Summary Compensation Table.
          The following sections contain a discussion of executive compensation terms and payment of which may be superseded under the EESA as modified by the ARRA. For a detailed description of the restrictions, please see discussion on page 20.
Chief Executive Officer Employment Agreement
          The Company previously entered into a written employment agreement originally dated January 3, 2003, with Mr. Joseph M. Murphy, its Chief Executive Officer (“CEO”). On November 7, 2003, the Company amended its original written employment agreement with Mr. Murphy in connection with adoption of the Company’s Supplemental Executive Retirement Program and Change in Control Agreement. On November 19, 2008, the Company’s Board of Directors amended and restated Mr. Murphy’s original employment Agreement (the “CEO Employment Agreement”) primarily for the purpose of complying with Internal Revenue Code Section 409A by: making clear that reimbursement of expenses and timing thereof is not subject to liquidation or exchange for another benefit; references to the CEO’s Supplemental Executive Retirement Plan were updated; provided for a six (6) month delay for payment of benefit payments after a separation from service as required by Section 409A; amending the definition of “Good Reason” to include separation from service as required by Section 409A; amending the definition of a disability to conform to Section 409A; and removing the change in control provisions applicable to the CEO. The amended and restated CEO Employment Agreement supersedes and replaces the original CEO Employment Agreement.
          The CEO Employment Agreement provides for the payment of an annual base salary to the CEO of not less than $273,946.00 to be paid in substantially equal installments in accordance with the Company’s compensation policies and procedures on the pay dates established by the Company for its senior executive officers. The base salary shall be reviewed annually by the Compensation Committee of the Company’s Board of Directors and shall be adjusted at the Company’s sole discretion. The CEO shall also participate in any performance compensation plan agreed upon by the parties during the term of the CEO Employment Agreement in concert with the Company’s evolving goals and objectives. The restated CEO Employment Agreement is for an initial term of two (2) years with provisions for automatic extensions of one (1) year each in the absence of notice from the Company of its intention not to extend the term of the Employment Agreement. The initial term of the CEO Employment Agreement commenced on January 3, 2007, and continued through January 3, 2009, unless sooner terminated. Neither the Company nor the CEO has given notice of termination, and, therefore, the Employment Agreement has been extended by its terms through January 3, 2010.
          Mr. Murphy’s original Employment Agreement also provided, with limited exceptions, for a severance payment to the CEO in the event his employment is terminated within one (1) year prior to or following certain events defined to constitute a change in control of the Company. On November 19, 2008, the Board of Directors of the Company approved an amended Change in Control, Confidentiality Agreement and Noncompetition Agreement with Mr. Murphy which amended and replaced the prior change in control and noncompete provisions contained in Mr. Murphy’s original CEO Employment Agreement. The changes were adopted primarily to comply with Internal Revenue Code Section 409A by clarifying that the date of termination is the date of separation from service; providing for a six month delay in payments, and amending the definition of good reason for termination of employment and amending the definition of disability. The agreement also provides, with limited exceptions, for a severance payment to the CEO in the event his employment is terminated within one (1)year prior to or following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment (constructive termination) following a change in control is equal to two (2) times the CEO’s base annual salary, incentive compensation payments earned and any accrued but unused vacation time. In addition, Mr. Murphy’s stock options and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. As in his prior arrangement, in the event that Mr. Murphy becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm.
          Mr. Murphy’s Change in Control Agreement also contains restrictions on competition by the CEO with the Company during the term beginning on December 16, 2008 and for a period of one (1) year following the cessation of the CEO’s employment with the Company regardless of reason.
          Both the Committee and the Board of Directors have reviewed and approved the amended and restated CEO Employment Agreement and the Change in Control provisions applicable to the CEO. Both of these Agreements have been timely amended to comply with Section 409A of the Internal Revenue Code of 1986, and the regulations promulgated thereunder. Both Agreements have also been amended to prohibit the making of any golden parachute payments while participating in the U. S. Treasury Capital Purchase Program.
Compensation of the Chief Executive Officer
          On an annual basis, the Committee reviews the existing compensation plan for the Company’s Chief Executive Officer, Joseph M. Murphy (the “CEO”). The Committee reviews this compensation plan in the context of the Company’s overall performance, the achievement of certain financial and non-financial goals and the judgment of the entire Board of Directors as to the quality of the CEO’s leadership. In addition, the Committee compares the CEO’s compensation to CEOs of the Company’s Peer Group and salary survey information for comparable positions. In making these comparisons, the Committee takes into account appropriate differences in the size, business model, and financial performance of the other banking institutions.
          In accordance with the CEO’s Employment Agreement with the Company, the Committee reviews the CEO’s base salary no less often than annually and may recommend an increase in his base salary to the Board of Directors at the Committee’s sole discretion. During 2008, CEO Murphy’s base salary was adjusted 6% based on preliminary competitive data provided by the Company’s Compensation Consultant, Pearl Meyer & Partners.

          As further discussed below, the CEO participated in the structured annual incentive cash compensation plan provided to all executive officers. During 2008, Mr. Murphy received a payment of $57,968 under the Company’s short term, annual incentive compensation program.
          The Committee did not grant the CEO any additional stock options in 2008.
          The CEO is a member of the Board of Directors of the Company and its subsidiaries. He does not receive any director fees for participating in the activities of these Boards.
Other Change in Control, Confidentiality, and Non-competition Agreements
          The Company entered into a Change in Control, Confidentiality, and Non-competition Agreement with the Company’s Executive Vice President and Chief Financial Officer, Mr. Gerald Shencavitz. This agreement provides Mr. Shencavitz with severance of both salary and benefits for a period of eighteen (18) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months after a change of control, unless such termination was for cause. In addition, Mr. Shencavitz’s stock options and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. In the event that Mr. Shencavitz becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm. The Agreement has been timely amended to comply with Section 409A of the Internal Revenue Code of 1986, and the regulations promulgated thereunder. The Agreement has also been amended to prohibit the making of any golden parachute payments while participating under the U. S. Treasury Capital Purchase Program.
          The Company has also entered into Change in Control, Confidentiality, and Non-Competition Agreements with Bar Harbor Trust Services President, Daniel A. Hurley III, and the Bank’s Senior Vice Presidents, Michael W. Bonsey and Gregory W. Dalton along with five other senior managers. Their agreements provide for severance of both salary and benefits for a period of twelve (12) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months of a change of control, unless such termination was for cause. The Agreements have been timely amended to comply with Section 409A of the Internal Revenue Code of 1986, and the regulations promulgated thereunder. The Agreements of NEOs Mssrs. Bonsey, Dalton, and Hurley have been further amended to prohibit the making of any golden parachute payments while participating under the U. S. Treasury Capital Purchase Program.
          All of these agreements were entered into as part of a total compensation program to attract and/or retain qualified executives and not entered into in response to any effort known to the Board of Directors by any party or entity to acquire control of the Company.
Incentive Cash Compensation
          During 2008, NEOs, Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley participated in an annual cash incentive compensation program with two tiers representing opportunities for incentive payments. This plan was approved by the Company’s Board of Directors in 2008. The voted plan document allows for tiered payments based on Threshold, Target, and Stretch measures with a plan trigger of requiring the Company to achieve at least a Net Income figure of $7,496 before any payments would be approved or paid. The $7,496 figures represented a 4.77% increase over the Company’s 2007 Net Income. The Company paid out a total of $149,074 to its NEOs.
          The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the plan to which the participant would otherwise be entitled will be revoked or subject to “clawback”.
          The plan is based on a balance of multiple measures and reasonable ceilings for exceptional performance. These two basic plan features structure the plan to discourage excessive risk and rewards. The Compensation Committee will further review the plan design in 2009 to insure it is in compliance with the further provisions placed on incentive compensation plans by the Company’s participation under the Capital Purchase Program.

Other Compensation and Benefits
          In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.
2008 Grants of Plan-Based Awards
          The following table outlines the outstanding equity and non-equity awards at fiscal year-end held by NEOs:

									All other
								All other	Option		Grant
								Stock	Awards;		Date Fair
		Estimated Future Payouts						Awards;	Number of	Exercise	Value of
		Under Non-Equity Incentive			Estimated Future Payouts			Number	Securities	or Base	Stock
		Plan Awards			Under Equity Incentive Plan Awards			of shares	Under-	Price of	and
		Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Option	Option
		Old[1]	Target[2]	Mum[3]	old	Target	mum	or units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Joseph M. Murphy	2008 Plan	31,072	6,350	20,546	0	0	0	0	0	0	0

Gerald Shencavitz	2008 Plan	11,197	0	28,710	0	0	0	0	0	0	0

Michael W. Bonsey	2008 Plan	4,785	1,613	9,135	0	0	0	0	0	0	0

Gregory W. Dalton	2008 Plan	3,790	5,002	13,365	0	0	0	0	0	0	0

Daniel A. Hurley III	2008 Plan	2,714	7,949	2,846	0	0	0	0	0	0	0

[1]	Amounts in this column represent cash awards to individual named executives for achieving Threshold limits under the previously described annual incentive plan for 2008 for their various assigned measures.

[2]	Amounts in this column represent cash awards to individual named executives for achieving Target limits under the previously described annual incentive plan for 2008 for their various assigned measures.

[3]	Amounts in this column represent cash awards to individual named executives for achieving Stretch or Maximum limits under the previously described annual incentive plan for 2008 for their various assigned measures.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards;
								Incentive	Market or
			Equity					Plan Awards;	Payout
			Incentive Plan				Market	Number of	Value of
			Awards;			Number	Value	Unearned	Unearned
	Number of	Number of	Number of			of Shares	of Shares	Shares,	Shares,
	Securities	Securities	Securities			or Units	or Units	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	of Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That	That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	($)	($)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph M. Murphy	90,000 [1]	0	0	16.05	2/25/2012	0	0	0	0
Gerald Shencavitz	5,426	0	0	15.40	6/20/2011	0	0	0	0
	5,000	0	0	18.50	8/20/2012
	5,000	0	0	22.70	9/16/2013
	800	1,600 [2]	0	33.00	1/23/2017
	1,000	4,000	0	31.50	12/18/2017
Michael W. Bonsey	6,140	0	0	15.40	6/20/2011	0	0	0	0
	3,000	0	0	18.50	8/20/2012
	800	1,600 [3]	0	33.00	1/23/2017
Gregory W. Dalton	5,625	0	0	15.40	6/20/2011	0	0	0	0
	800	1,600 [4]	0	33.00	1/23/2017
Daniel A. Hurley III	5,740	4,260 [5]	0	27.00	9/21/2014	0	0	0	0
	800	1,600	0	33.00	1/23/2017

[1]Joseph M. Murphy	All options granted Mr. Murphy have vested

[2]Gerald Shencavitz	800 options vested on January 23, 2009 and the last 800 on January 23, 2010 for a total of 1,600
1,000 options will vest on December 18, 2009, December 18, 2010, December 18, 2011, and December 18, 2012 for a total of 4,000

[3]Michael W. Bonsey	800 options vested on January 23, 2009 and the last 800 on January 23, 2010 for a total of 1,600

[4]Gregory W. Dalton	800 options vested on January 23, 2009 and the last 800 on January 23, 2010 for a total of 1,600

[5]Daniel A. Hurley III	1,420 options vest on September 21, 2009, September 21, 2010, and September 21, 2011 for a total of 4,260
800 options vested on January 23, 2009 and the last 800 on January 23, 2010 for a total of 1,600

2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Joseph M. Murphy	0	0	0	0
Gerald Shencavitz	0	0	0	0
Michael W. Bonsey	250	4,088	0	0
Gregory W. Dalton	0	0	0	0
Daniel A. Hurley III	0	0	0	0
Pension Benefits
          The table below shows at December 31, 2008, the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such named executive officer, under the Supplemental Executive Retirement Plan and using interest rate assumptions consistent with those used in Company financial statements. Additional information regarding the Supplemental Executive Retirement Plan benefits follows the table.

		Number of Years	Present Value of	Payments
		of Credited	Accumulated	During Last
		Service	Benefits	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Joseph M. Murphy	Bar Harbor Bankshares Supplemental Executive Retirement Plan	7[1]	1,143,983	0
Gerald Shencavitz	Bar Harbor Bankshares Supplemental Executive Retirement Plan	7[1]	312,331	0
Michael W. Bonsey	N/A	0	0	0
Gregory W. Dalton	N/A	0	0	0
Daniel A. Hurley III	N/A	0	0	0

[1]	Years of credited service are determined by the vesting schedule contained within the Plan and not years of employment with the Company.

PENSION TABLE NARRATIVE
Supplemental Executive Retirement
          The Company maintains a nonqualified, noncontributory, defined-benefit; supplemental executive retirement program (the “SERP”) for certain highly compensated executive employees. Messrs. Murphy and Shencavitz were the only authorized participants (the “Participants”) in the SERP as of December 31, 2008. Under the SERP the Participants are eligible to receive upon most termination events, disability, or death, an individually defined benefit payment based upon a predetermined vesting schedule. No plan benefits are payable to these individuals if they are terminated for cause as defined in the document.
          Upon Normal Retirement Age, defined as age 68 for Mr. Murphy and age 65 for Mr. Shencavitz, monthly payments of $11,200 and $8,583, respectively will be paid under the SERP to the named executives (or their beneficiary) for a period of 240 months. There are also provisions under the SERP for reduced monthly payments in the event of an early retirement by any of these individuals. As of December 31, 2008, Messrs. Murphy and Shencavitz have vested monthly benefits of $8,030 and $2,166, respectively.
          SERP benefits for both participants will fully vest upon a defined change of control of the Company. The SERP has been timely amended to comply with Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The terms and payment of compensation under the SERP may be superseded under the EESA as modified by the ARRA. For a detailed description of the restrictions, please see discussion on page 20.
Potential Payments upon Termination or Change in Control
          The Company has entered into change in control agreements and maintains certain benefit plans that require it to provide compensation to executive officers in the event of a termination of employment or a change in control. The tables below set forth the amount and types of compensation payable to each executive officer upon voluntary termination without good reason, involuntary termination without cause, voluntary termination for good reason, termination for cause, death, disability, retirement, or termination after a change in control. The amounts assume a hypothetical termination of employment effective as of December 31, 2008, and include estimates of the amounts, which would be paid to the executives in each specified circumstance. The actual amounts to be paid can only be determined at the time of an executive’s actual separation. The agreements have been timely amended to comply with Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The terms and payment of compensation under the agreements may be superseded under the EESA as modified by the ARRA. For a detailed description of the restrictions, please see discussion on page 20.
          Payments Made Upon Voluntary Termination Without Good Reason. Regardless of the manner in which NEOs Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley may terminate their employment with the Company, they would be entitled to receive amounts earned during their term of employment pursuant to Company policies, programs, and benefit plans bulleted directly below.
•	Salary earned through the date of termination

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination

•	Earned but unused vacation pay if terminated prior to December 31 of any year

•	All vested stock options

•	Amounts contributed and vested under the Company 401(k) Plan
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	Vested benefits through their date of termination payable under the Company’s SERP Plan

          Payments Made Upon Involuntary Termination by Bar Harbor Bankshares Without Cause or by the Executive for Good Reason. Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley would be entitled to the payments and benefits below.
•	Salary earned through the date of termination

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination

•	Earned but unused vacation pay if terminated prior to December 31 of any year

•	All vested stock options

•	Amounts contributed and vested under the Company 401(k) Plan
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	Vested benefit amounts payable under the Company’s SERP Plan
Mr. Murphy would also be entitled to the payments and benefits above plus:
•	Lump sum payment of two times base salary

•	All vested stock options would become exercisable

•	Health and welfare benefits for 24 months
Mr. Murphy would also be entitled to the following payments and benefits in addition to those listed above if his termination occurs with the twelve month prior or twelve months following a change of control event
•	All unvested SERP payments would become vested

•	Any unvested stock options would become vested, however, Mr. Murphy did not have any unvested options as of December 31, 2008
          Payments Made Upon a Termination for Cause. Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley would be entitled to the payments and benefits below:
•	Salary earned through the date of termination

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination

•	Earned but unused vacation pay if terminated prior to December 31 of any year

•	Amounts contributed and vested under the Company’s 401(k) Plan

•	All vested and unexercised stock options would be forfeited

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination will be forfeited.
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	All vested and unvested benefits under the Company’s SERP Plan would be forfeited
          Payments Made Upon Death or Disability. In the event of the death or disability of Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley each would be eligible to receive the following payments and benefits:
•	Salary earned through the date of death or disability

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of death or disability

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of death or disability

•	Earned but unused vacation pay in the event of death or disability through date of event

•	All vested stock options would become exercisable by the executive, or in the case of death, by their estate

•	Amounts contributed and vested under the Company 401(k) Plan

•	Life insurance proceeds and/or disability payments under the Company’s general benefit plans are paid to the executive or their beneficiary by a third party insurance provider pursuant to policy provisions.
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	Vested benefit amounts, as of the date of disability, would be payable under the Company’s SERP Plan

•	Fully vested benefit amount would be payable under the Company’s SERP Plan to their beneficiary or estate in the event of death
          Payments Made Upon Retirement. Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley would be eligible for the following payments and benefits:
•	Salary earned through the date of retirement

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of retirement

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year retirement

•	Earned but unused vacation pay as of retirement date

•	All vested stock options would be available for exercise

•	Amounts contributed and vested under the Company 401(k) Plan
In addition, Messrs. Murphy and Shencavitz would be eligible for:
•	Vested benefit amounts payable under the Company’s SERP Plan
          Payments and Benefits Due Upon a Change in Control. Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Hurley would be eligible for the following payments and benefits:
•	Salary earned through the date of termination

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year in which the change of control occurs

•	Earned but unused vacation pay as of termination date

•	All vested stock options along with unvested options would be available for exercise

•	Amounts contributed and vested under the Company’s 401(k) Plan
Messrs. Bonsey, Dalton and Hurley would be eligible for:
•	Twelve months of base salary and specified benefits if terminated as a result of the change of control
Messrs. Murphy and Shencavitz would be eligible for:
•	Fully vested benefit amounts payable under the Company’s SERP Plan
In addition, Messrs. Murphy and Shencavitz would be eligible for:
•	Severance of base salary and specified benefits of twenty-four months for Mr. Murphy and eighteen months for Mr. Shencavitz upon a termination (or constructive termination) within defined time limits detailed within their agreements and tax gross up payments, if applicable.

          The following table describes the potential payments to Joseph M. Murphy, President and Chief Executive Officer, upon an assumed termination of employment or change in control as of December 31, 2008. The following potential payments may be reduced under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Cause	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	547,892	547,892	0	0	0	0	547,892
Pro Rata Bonus/Incentive Note B	47,230	47,230	47,230	0	47,230	47,230	47,230	47,230
Vested Stock Options/SARs Note C	873,000	873,000	873,000	0	873,000	873,000	873,000	873,000
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0 [1]	0 [1]	0	0	0	0	23,513
Vested Pension Benefits Note E	1,927,200	1,927,200 [2]	1,927,200 [2]	0	1,927,200	1,927,200	1,927,200	1,927,200
Accelerated Pension Benefits Note E	0	0	0	0	760,800	0	0	760,800
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note G	0	0	0	0	500,000	156,000	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	421,312 [3]

Total	2,847,430	3,395,322	3,395,322	0	4,108,230	3,003,430	2,847,430	4,600,947

[1]	In the event Mr. Murphy was terminated involuntarily within a time period of one year prior to or one year following a change of control event he would receive $23,513 in benefit continuation funds.

[2]	If Mr. Murphy terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated Without Cause, then the amount of his SERP benefit would accelerate to his full vested benefit of $2,688,000.

[3]	Gross-Up plus excise tax. This number becomes $572,560, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).

     The following table describes the potential payments to Gerald Shencavitz, Executive Vice President, Chief Financial Officer and Treasurer of Bar Harbor Bankshares and Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2008. The following potential payments may be reduced under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Cause	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0 [1]	0 [1]	0	0	0	0	261,000
Pro Rata Bonus/Incentive Note B	33,087	33,087	33,087	0	33,087	33,087	33,087	33,087
Vested Stock Options/SARs Note C	107,659	107,659	107,659	0	107,659	107,659	107,659	107,659
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0 [1]	0 [1]	0	0	0	0	16,514
Vested Pension Benefits Note E	519,840	519,840 [2]	519,840 [2]	0	519,840	519,840	519,840	519,840
Accelerated Pension Benefits Note E	0	0	0	0	1,540,080	0	0	1,540,080
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note G	0	0	0	0	175,000	105,000	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	593,709 [3]

Total	660,586	660,586	660,586	0	2,375,666	765,586	660,586	3,071,889

[1]	In the event Mr. Shencavitz was terminated involuntarily within a time period of one year prior to or one year following a change of control event, he would receive $261,000 in base salary and $16,514 in benefit continuation funds.

[2]	If Mr. Shencavitz terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated without Cause, then the amount of his SERP benefit shall accelerate to his full vested benefit and this figure would be $2,059,920.

[3]	Gross-Up plus excise tax. This number becomes $899,495, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).

          The following table describes the potential payments to Michael W. Bonsey, Senior Vice President, Credit Administration of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2008. The following potential payments may be reduced under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Cause	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	116,000
Pro Rata Bonus/Incentive Note B	10,986	10,986	10,986	0	10,986	10,986	10,986	10,986
Vested Stock Options/SARs Note C	85,299	85,299	85,299	0	85,299	85,299	85,299	85,299
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	11,842
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note G	0	0	0	0	232,000	69,600	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	96,285	96,285	96,285	0	328,285	165,885	96,285	224,127

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          The following table describes the potential payments to Gregory W. Dalton, Senior Vice President, Business Banking of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2008. The following potential payments may be reduced under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

	Voluntary	Involuntary	Voluntary					Termination
	Termination	Termination	Termination	Termination	Termination	Termination		After a
	Without	Without	For Good	for	Upon	Upon		Change in
	Good Reason	Cause	Cause	Cause	Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	132,000
Pro Rata Bonus/ Incentive Note B	16,983	16,983	16,983	0	16,983	16,983	16,983	16,983
Stock Options/SARs Note C	58,219	58,219	58,219	0	58,219	58,219	58,219	58,219
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	11,697
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note G	0	0	0	0	132,000	79,200	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	75,202	75,202	75,202	0	207,202	154,402	75,202	218,899

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          The following table describes the potential payments to Daniel A. Hurley III, President of Bar Harbor Trust Services and Senior Vice President of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2008. The following potential payments may be reduced under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program.

	Voluntary	Involuntary	Voluntary					Termination
	Termination	Termination	Termination	Termination	Termination	Termination		After a
	Without	Without	For Good	for	Upon	Upon		Change in
	Good Reason	Cause	Cause	Cause	Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	126,500
Pro Rata Bonus/Incentive Note B	8,550	8,550	8,550	0	8,550	8,550	8,550	8,550
Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	5,040
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note G	0	0	0	0	253,000	75,900	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	8,550	8,550	8,550	0	261,550	84,450	8,550	140,090

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Notes

A	Cash Severance. Twenty-four months of severance would have been payable to Mr. Murphy if his employment was terminated by Bar Harbor Bankshares for any reason other than cause, death, disability, or retirement as defined in his written CEO Employment Agreement. Severance payable to all other executives represents a payment due upon a hypothetical change in control event and their subsequent termination under the terms of their agreements. Payments disclosed represent twelve months of salary for Bonsey, Dalton, and Hurley and eighteen months for Shencavitz.

B	Pro Rata Bonus. Bonuses/Incentive amounts earned in 2008 were paid in two installments. The amount disclosed above represents the amounts due, but not yet paid, to each executive on December 31, 2008. These amounts were paid in 2009. The full amount of incentive payments earned for the fiscal year 2008 has been disclosed in the “Summary Compensation Table for 2008” on page 22 of this Proxy statement.

C	Stock Options/SARs. The price per share of Bar Harbor Bankshares common stock on December 31, 2008, was $25.75, representing the closing per share price on the NYSE Amex exchange for that date. Murphy would have been entitled to exercise vested options under all categories listed except a Voluntary Termination with Good Reason and a change in control whereby all of his unvested options would have fully vested. If Mr. Murphy and Mr. Shencavitz were terminated involuntarily and without cause within one year prior to or following a change in control event, their unvested stock options would have become fully vested. Shencavitz, Bonsey, Dalton, and Hurley would have been entitled to all vested options as of December 31, 2008, except in the event of a change in control whereby all unvested options would have fully vested. Disclosed amounts would have been realized if the executive actually exercised the vested options in the manner provided for by the Company’s stock option plan and award agreement at the December 31, 2008, market price. In the event of a termination of employment, the executive (or the executive’s estate in the event of death) would have had the right to exercise vested stock options for a set period specified under the plan document. All executives would have forfeited the right to exercise vested or unvested options if they had been released for cause. No amounts are reported under the accelerated line item. All options for participants are either completely vested or of no value when measured against the $25.75 closing per share price on December 31, 2008.

D	Health Insurance. The amount disclosed represents the cost of continued health, life, and disability coverage for a period of twenty-four months for Murphy, eighteen months for Shencavitz, and twelve months for Bonsey, Dalton and Hurley as provided in their respective agreements.

E	Pension Benefits/SERP. Amounts disclosed represent vested amounts as of December 31, 2008, payable to Murphy and Shencavitz (or their beneficiary/estate) over the twenty-year benefit period provided for under the Company’s plan document. Amounts disclosed under Involuntary Without Cause and Voluntary With Good Reason for Murphy as well as under Change in Control for both Murphy and Shencavitz represent the full vesting of their benefits under the program to be paid over the same 20-year period. Amounts disclosed do not reflect vested balances for each executive as part of the Company-sponsored 401(k) plan under which participation is generally available to all employees. The Company carries term life insurance policies on Murphy and Shencavitz in the amounts of $1,350,000 and $1,200,000, respectively, to help defray costs of these pension benefits should either die while employed by the Company, but prior to full vesting of these benefits.

F	Nonqualified Deferred Compensation Plan. No named executive participated under a Nonqualified Deferred Compensation Plan as of December 31, 2008.

G	Life Insurance Proceeds/Disability Benefits. Amounts represent benefits payable by a third party insurer (UNUM) to the designated executives or their beneficiaries under Company-sponsored life and disability programs. These life and disability insurance programs were generally available to all employees of the Company. The Disability amount quoted is representative of a 12 month, disability paid benefit. Total benefits due would be dependent upon the severity, the length of a disability, and insurance policy interpretation.

H	Other Perquisites. Not applicable to Bar Harbor Bankshares.

I	Tax Gross-Ups. In the event of the hypothetical change in control of Bar Harbor Bankshares on December 31, 2008, and the subsequent termination (or constructive termination) as detailed in their individual change in control agreements, and Murphy and Shencavitz were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional payment would be made to restore them to the after-tax position they would have been in if the excise tax had not been imposed and such excess parachute payments exceeded 110% of three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. In the event this 110% threshold is not met, the excess parachute payments will be reduced so they do not exceed three times the executive’s base amount. Amounts paid under this Gross-Up provision are not tax deductible by the Company or any successor thereto.

DIRECTOR COMPENSATION
          Directors of the Company, Bar Harbor Bank & Trust, and Bar Harbor Trust Services were paid by a combination of fees for meetings attended supplemented by quarterly stipends. A fee of $500 was paid to board members for each meeting of the Company and its subsidiary boards attended and each committee meeting attended. Members of the Board received $500 when the Company and the Bank held joint meetings. The Chairperson historically has not received a fee for attending a Committee meeting for which he was not a voting member. The Board voted in August, 2008 to compensate the Chairperson for attendance at any committee meeting. The fee paid for attendance at the Company’s Annual Meeting was also $500 per member. Audit Committee members received $600 for each Audit Committee meeting they attended. In addition, each director, with the exception of the Chairperson of the Board and the Chairperson of the Audit Committee, received a quarterly stipend of $1,000. The Board Chairperson received a quarterly stipend of $2,500 and the Audit Chairperson received a $1,500 stipend per quarter.

	Meeting Fees	Quarterly Retainer
	($)	($)
Chairperson of the Board		2,500
Chairperson of the Audit Committee		1,500
All other Directors		1,000
Audit Committee Attendance	600
All other meetings, including Annual Meeting	500
          Meetings of the Board of Directors of the Company are held monthly. Director Murphy, who also serves as an officer of the Company, does not receive directors’ fees.
          The Company received a comparative summary of director compensation in August, 2008. Overall the Board’s compensation retainer and fee structure is below the 25th percentile of peer banks. However due to a larger number than average directors, the Company’s total board compensation places it at the median of its peer group. The Compensation Consultant, Pearl Meyer & Partners recommended that the Board consider including equity compensation as part of its compensation mix. No action has been taken on this recommendation, but the proposed Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 does allow for the granting of equity grants to directors if the Board wishes to consider at a future date.
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2008 Director Compensation Table
          The following table details the total compensation paid to all directors from Bar Harbor Bankshares, Bar Harbor Bank & Trust, and Bar Harbor Trust Services during the 2008 fiscal year.

						Change in Pension
						Value and
	Fees					Nonqualified
	Earned				Non-Equity	Deferred
	or Paid				Incentive Plan	Compensation	All Other
	in Cash		Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
	($)		($)	($)	($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Thomas A. Colwell	27,700		0	0	0	0	0	27,700
Robert C. Carter	15,500		0	0	0	0	0	15,500
Jacquelyn S. Dearborn	20,500		0	0	0	0	0	20,500
Peter Dodge	25,500		0	0	0	0	0	25,500
Martha T. Dudman	21,000		0	0	0	0	0	21,000
Lauri E. Fernald	20,500		0	0	0	0	0	20,500
Gregg S. Hannah	20,000		0	0	0	0	0	20,000
Clyde S. Lewis	16,000		0	0	0	0	0	16,000
Joseph M. Murphy	0		0	0	0	0	0	0
Robert M. Phillips	22,500		0	0	0	0	0	22,500
Constance C. Shea	22,500		0	0	0	0	0	22,500
Kenneth E. Smith	25,500	[1]	0	0	0	0	0	25,500	[1]
Scott C. Toothaker	20,000		0	0	0	0	0	20,000
David B. Woodside	19,500		0	0	0	0	0	19,500

Totals	276,700							276,700

[1]	Director, Kenneth E. Smith deferred a portion of his compensation under a Non Qualified Deferred Compensation arrangement. This deferred arrangement is funded entirely by the director and the funds are invested and remain in the name of the Company until the director withdraws them upon his resignation, retirement, or termination from Board membership. Director Smith assumes the investment risk on these funds and holds the status of an unsecured creditor of the Company for the payment of these deferred fees at a future date.
Compensation Committee Interlocks and Insider Participation
          The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dearborn, Dodge, Fernald, and Shea. None of the Company executive officers serve as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of the executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management and Others
          The Company has entered into a long-term lease for its new Bank branch located in Somesville, Maine, effective February 1, 2006 (the “Somesville Lease”). The Somesville Lease has an initial term of five years and five months. During the first year of the Somesville Lease term, the base rent was Sixty Thousand Dollars ($60,000.00), pro-rated for any partial lease year. During each subsequent lease year the base rent is increased using a formula tied to certain changes in the consumer price index. During 2008, the lease payments totaled Sixty Three Thousand Two Hundred Twenty One Dollars ($63,221). In addition to base rent, the Bank is responsible to pay as “additional rent” certain defined real estate taxes as well as certain operating expenses, and other costs, charges, and expenses associated with the premises. The “Landlord” under the Somesville Lease is A. C. Fernald Sons Inc., a Maine corporation. Mr. Robert Fernald of Mount Desert, Maine, is a shareholder, director, and officer of A. C. Fernald Sons Inc. and is the father of Company director Lauri E. Fernald. Lauri E. Fernald does not own any stock or hold any corporate office or other position with A. C. Fernald Sons Inc. and has no direct or indirect interest in the Somesville Lease other than her familial relationship with Mr. Robert Fernald.
          Except as set forth above and with regard to “Indebtedness of Management” described below, none of the director- nominees or NEOs of the Company or of any of its subsidiaries engaged during 2008 in any transaction with the Company or any of its subsidiaries, in which the amount involved exceeded $120,000.
          The Company administers related party transactions (if any) under its Related Party Transaction Policy, which policy addresses compliance to NYSE Amex Rule 120. This policy provides for Board Audit Committee oversight of related party transactions that exceed a de minimus lifetime income statement impact of $25,000 (except for loan transactions, which for the Company and its subsidiaries are administered pursuant to Federal Regulation O, as described more fully below). Any transactions that qualify under this policy are reviewed by the Board Audit Committee (or another acceptable Board committee, or the full Board of Directors) for approval prior to being contractually bound by the Company. Other than the lease disclosed and described herein, and loans offered in the ordinary course of business and approved by the Bar Harbor Bank & Trust Board of Directors, the Company had no related party transactions. The Related Party Transaction Policy is approved annually by the Board of Directors and administered by management of the Bank.
Indebtedness of Management
          The Company’s wholly owned subsidiary, Bar Harbor Bank & Trust (the “Bank”), offers to its directors, officers, principal shareholders and employees, and to businesses owned and/or controlled by those persons (collectively “insiders”), commercial and consumer loans in the ordinary course of its business.
          All loans made by the Company and its subsidiaries to insiders are regulated by the Company’s federal and state regulators under federal Regulation O (“Reg. O”). “Reg. O” sets forth various practices and reporting requirements for loans to insiders. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available to such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer.
          All loans extended by the Bank to insiders comply with Reg. O, the Sarbanes-Oxley Act of 2002, and NYSE Amex Rule 120. They are offered under the same terms and conditions available to non-insiders, including but not limited to those terms and conditions related to the requirements for approval, the interest rates charged, the required repayment terms, and the required collateral, except that the Bank waives certain fees for all employees and directors when applying for consumer residential first mortgage loans secured by the related party’s primary residence. Further, the Bank may, from time to time at the discretion of management, provide interest rate discounts, fee waivers or other pricing inducements to qualified employees and directors when doing so accomplishes or furthers an objective of the Bank and/or the Company. No such programs are made available only to insiders. The terms and conditions of all loans, including those to insiders, and the process by which they are approved, is fully documented in the Bank’s written Loan Policy. The Loan Policy is approved annually by the Board of Directors and administered by management of the Bank. Loans to insiders may not contain a higher level of risk, nor be offered with terms and conditions more favorable, than loans to non-insiders with equivalent financial profiles (except for the favorable pricing programs previously described).
          We believe that all extensions of credit to Company insiders and executive officers satisfy the foregoing conditions.
          No such transactions have involved more than normal risk of collectability or presented other unfavorable features and no loans outstanding
Equity Compensation Plan Information
          On October 3, 2000, the shareholders of the Company approved the Bar Harbor Bankshares and Subsidiaries Incentive Stock Option Plan of 2000. The following table provides information as of December 31, 2008 with respect to the shares of Common Stock that may be issued under the Company’s 2000 Incentive Stock Option Plan.

	Number of		Number of
	securities to be		securities
	issued upon		remaining available
	exercise of		for issuance under
	outstanding	Weighted average	equity compensation
	options, warrants,	exercise price of	(excluding
	and rights, net of	outstanding	securities
	forfeits and	options, warrants,	referenced in
	exercised shares	and rights	column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	288,572	$22.42	23,829
Equity compensation plans not approved by security holders	None	N/A	None

Total	288,572	$22.42	23,829

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
          The Company’s Audit Committee has approved the appointment of KPMG LLP as the Company’s principal independent registered public accountant for the fiscal year ending December 31, 2009.
          The reports of KPMG LLP on the Company’s consolidated financial statements as of December 31, 2008, and 2007 and for the three-year period ending on December 31, 2008, and on internal control over financial reporting as of December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
          We anticipate a representative from KPMG LLP will be present and available to respond to questions or make a statement(s) at the Meeting.
Audit Fees
          The following table summarizes KPMG LLP’s audit fees for 2008 and 2007 respectively:

	2008	2007
Service	($)	($)
Audit Fees	363,500	367,000
Audit Related Fees	21,650	26,450
Tax Fees	0	0
All Other Fees	0	0

TOTAL	385,150	393,450

1.	Audit Fees. The aggregate fees billed for professional service rendered by the principal accountants KPMG LLP, for the audit of the Company’s annual financial statements and internal control over financial reporting, and review of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2008, and 2007 were $363,500 and $367,000 respectively.

2.	Audit Related Fees. The aggregate fees billed for assurance and related services rendered by KPMG LLP related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2008, and 2007 were $21,650 and $26,450 respectively. These services were related to an employee benefit plan audit.

3.	Tax Fees. The aggregate fees billed for professional service rendered by KPMG LLP for tax compliance, tax advice and tax planning in the years ended December 31, 2008, and 2007, were $0. The nature of the services comprising the fees disclosed under this category is preparation of federal tax returns and tax planning.

4.	All Other Fees. No services or charges were applicable to this category the years ended December 31, 2008, and 2007.
     The Audit Committee’s pre-approval policies and procedures require the Audit Committee Chair to pre-approve all audits and non-audit services, and report such pre-approvals to the Audit Committee at its next regularly scheduled meeting.
     No services were rendered for financial information systems design and implementation or internal audit.
     The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

Proposal III — Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009
          Our Board of Directors has adopted the 2009 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 (the“2009 Plan”) for employees and directors of the Company and its subsidiaries, subject to the approval of the 2009 Plan by our shareholders.
          The 2009 Plan is administered by the Compensation Committee as appointed by our Board of Directors (the “Committee”). The Committee, in its discretion, may grant stock-based awards, (including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units) to employees under the Plan. In practice, the Committee makes recommendation to the Full Board of Directors who then confirms (or rejects) the Committee’s recommendation. Directors are also eligible to receive awards under the 2009 Plan other than Incentive Stock Options.
          Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2009 Plan over the 10 year period in which the plan will be in place is 175,000 shares of common stock; provided, however, that no more than 75,000 shares of such stock can be awarded in the form of Restricted Stock or Restricted Stock Units. Based solely upon the closing price of the Company’s common stock as reported on the NYSE Amex on March 20, 2009, the maximum aggregate market value of the securities to be issued under the 2009 Plan would be $3,850,000. The shares issued by the Company under the 2009 Plan may be authorized but un-issued shares, or shares reacquired by the Company. To the extent that awards under the 2009 Plan do not vest or otherwise revert to the Company, the shares of common stock represented by such awards may be the subject of subsequent awards.
          Recommendation
          Our Board of Directors believes that stock-based awards can play an important role in the success of the Company by enhancing the Company’s ability to attract, retain and motivate certain persons who make (or are expected to make) important contributions to the Company by providing such persons with an opportunity to benefit from the increases in value of the stock of the Company through the grant of certain stock-based awards and thereby better aligning the interests of such persons with those of the Company’s shareholders.
          Our Board of Directors believes that the proposed 2009 Plan will help the Company to achieve its goals by keeping the Company’s incentive compensation program competitive with those of other companies. Accordingly, the Board of Directors believes that the 2009 Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve the 2009 Plan.
          The Board of Directors recommends voting “FOR” the proposed 2009 Equity Incentive Plan.
          Summary of the 2009 Plan
          The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan that is attached hereto as Appendix C.
          2009 Plan Administration. The 2009 Plan provides for administration by the Compensation Committee represented by not fewer than two independent directors (the “Administrator”), with membership appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each awards, subject to the provisions of the 2009 Plan. In practice, the Committee makes recommendations to the Full Board of Directors who then confirms (or rejects) the Committee’s recommendation. Directors are also eligible to receive awards under the 2009 Plan other than Incentive Stock Options.
          Eligibility and Limitations on Grants. All employees and directors of the Company and its subsidiaries are eligible to participate in the 2009 Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2009 Plan is approximately 92 persons

          The maximum Stock Award granted to any one individual will not exceed 20,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year.
          Stock Options. Options granted under the 2009 Plan may be either Incentive Stock Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options (“Non-Qualified Options”). Incentive Options may be granted only to employees of the Company or any Subsidiary. Options granted under the 2009 Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the code, or (iii) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and directors and other key persons.
          Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2009 Plan. Options are granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant.
          The terms of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised subject to the terms of the Plan regarding exercise in the event of death, disability, or termination of employment. Options may be made exercisable in installments. In general, unless otherwise permitted by the Administrator, no option granted under the 2009 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.
          Options granted under the 2009 Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company of shares of common stock that are not then subject to restrictions under any Common Stock plan, or, if permitted by applicable laws and regulations, according to a deferred payment arrangement with an adequate rate of interest charged at the applicable federal rate.
          To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year.
          Stock Options Granted to Directors. The 2009 Plan provides that the Administrator, in its discretion, may grant Non-Qualified Options to directors, subject to the terms of the Plan.
          Stock Appreciation Rights. The Administrator may award a Stock Appreciation Right. Upon exercise of the Stock Appreciation Right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the fair market value on the grant date of one share of common stock. The total appreciation available to a Participant form any exercise of Stock Appreciation Rights shall be equal to the number of stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence. This amount may be paid in cash, common Stock, with a Company note, or a combination thereof, as determined by the Administrator.
          Restricted Stock Awards. The Administrator may grant shares of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. The vesting period shall be determined by the Administrator. If the participant terminates service prior to vesting, the participant will forfeit his or her award of restricted stock.
          Restricted Stock Units. The Administrator may grant Restricted Stock Units to any participant subject to such conditions and restrictions as the Administrator may determine. The vesting period shall be determined by the Administrator. If the participant terminates service prior to vesting, the participant will forfeit his or her award of restricted stock. Upon vesting, the shares of Stock covered by the Restricted Stock Units will be transferred to the Participant as soon as administratively feasible but in no event later than 2 1/2 months following the close of the year during which the units vest in accordance with Section 409A of the Code.
          Tax Withholding. Participants under the 2009 Plan are responsible for the payment of any federal, state or local taxes the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, Participant may, in the discretion of the Committee, satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of Stock under a Stock Award or the exercise or acquisition of cash and/or Stock under a Stock Appreciation Right by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the Participant as a result of the exercise of a Stock Appreciation Right, or (iii) delivering to the Company owned and unencumbered shares of Stock.
          Change of Control Provisions. The 2009 Plan provides that in the event a participant separates from the service of the Company other an as a result of Disability and other than for Cause, or the Participant separated his/her service for Good Reason; and the Participant’s separation from service occurs in anticipation of or after a Change in Control, as defined in the 2009 Plan, generally all Stock Options and Stock Appreciation Rights will automatically become fully exercisable and that the restrictions and conditions on all awards of Restricted Stock an Restricted Stock Units will automatically be deemed waived.
          Adjustments for Stock Dividends, Mergers, etc. The 2009 Plan authorized the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2009 Plan and to any outstanding Stock Awards to reflect stock dividends, stock splits, and similar events.
          Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2009 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by the Code to ensure that options granted under the 2009 Plan qualify as Incentive Options, the 2009 Plan amendments shall be subject to approval by our shareholders. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options and/or Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Options and/or Stock Appreciation Rights or cancel outstanding Options and/or Stock Appreciation Rights in exchange for cash, other awards or Options and/or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options and/or Stock appreciation Rights without stockholder approval.
          New 2009 Plan Benefits
          No grants have been made with respect to the shares of common stock to be reserved for issuance under the 2009 Plan. The number of shares of common stock that may be granted to employees and directors is indeterminable at this time; as such grants are subject to the discretion of the Administrator.
          Tax Aspects under the U.S. Internal Revenue Code
          The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations, and policies affecting the Company and recipients of awards that may be granted under the 2009 Plan. This summary does not address any state or local tax consequences. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2009 Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.
          Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, the (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.
          If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount.
          Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.
          If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reasons of disability). In the case of termination of employment by reason of death, the three moth rules dues not apply.
          Non-Qualified Options. With respect to Non-Qualified Options under the 2009 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.
          Restricted Stock Awards or Restricted Stock Units. The stock awards under the 2009 Plan do not result in federal income tax consequences to either the Company or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date.
          Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a separation from service due to a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments’ as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
          Limitation on the Company’s Deductions. As a result of Section 162(m) of the code, the Company’s deduction for certain awards under the 2009 Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 is such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).
          As a result of the Company’s participation in the Capital Purchase Program, the deduction limit for remuneration paid to the senior executive officers (as such terms is defined under the Capital Purchase Program) during any taxable year will be $500,000 instead of $1,000,000, and must be computed without regard to the performance-based compensation exceptions of Section 162(m) of the Code.
          Vote Required For Approval
          If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Proxies solicited by the Board will be voted for approval of the 2009 Plan unless a vote against the proposal or abstention is specifically indicated. This proposal is not conditioned on the approval of any other proposal.
          The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal IV — Advisory Proposal on the Company’s Executive Compensation Policies and Procedures.
          The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, required participants in the Treasury’s Capital Purchase Program to permit a separate, non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC (including the compensation discussion and analysis, the compensation tables, and any related material).
          As a participant in the Capital Purchase Program, the Company is providing you the opportunity to endorse or not endorse the Company’s executive pay program and policies by voting on the following resolution:
“Resolved, that the shareholders approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis, and the application of the Company’s compensation philosophy, policies and procedures as reflected in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
          The Board of Directors believes that the Company’s compensation policies and procedures are designed to provide a strong link between each NEO’s compensation and the Company’s short and long-term performance. The objective of the Company’s compensation program is to provide compensation which is competitive, variable based on the Corporation’s performance and aligned with the long-term interests of shareholders.
          Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
          The Board of Directors recommends that shareholders vote “FOR” approval of the advisory (non-binding) proposal on the Company’s executive compensation policies and procedures.
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OTHER MATTERS
Financial Statements
          A copy of the Company’s Annual Report is being provided to each shareholder with this Proxy Statement.
          THE COMPANY IS ALSO INCLUDING A COPY OF THE ANNUAL REPORT BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. UPON WRITTEN REQUEST, SHAREHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.
          Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 23, 2009, which is the record date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.
Nominations by Shareholders
          The Company Bylaws provide that the Company will consider nominees for election to the Board of Directors recommended by shareholders if made in the same manner provided for under the Company Bylaws with regard to typical Shareholder proposals. These procedures require in part that the Shareholder submit the proposed nomination in writing to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609, no less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting or the date on which the next Annual Meeting is scheduled to occur (provided that notice of such date has been provided to the shareholders or has been publicly announced), whichever date is later. Any such notice shall set forth the reasons for considering such nominee, the name and address of the shareholder proposing the nominee, the number of shares of the Company’s capital stock beneficially owned by such shareholder and any material interest of the Shareholder in the matter proposed to be brought before the Annual Meeting. If the Governance Committee determines that any Shareholder proposal (including a nomination for election of a director) was not made in a timely fashion or that information provided in the notice does not fulfill the information requirements set forth above in any material respects, such proposal shall not be presented for action at the Annual Meeting for which it is proposed. If a shareholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above.
Shareholder Proposals
          Shareholders may submit proposals for consideration at the 2010 Annual Meeting, which presently is scheduled for May 18, 2010. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than December 8, 2009, which is 120 days in advance of the proposed mailing date of next year’s proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.
Communication with Board of Directors
          The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of Shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications addressed to the Board of Directors received by the Company from shareholders will be shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Code of Ethics
          The Company Board of Directors has adopted a Code of Ethics that applies to all employees, officers, and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors, and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. Shareholders can review the Code of Ethics on the website located at www.BHBT.com.
Other Business
          As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter, or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors
/s/ Marsha C. Sawyer
Marsha C. Sawyer, Clerk

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APPENDIX A
REPORT OF THE AUDIT COMMITTEE
March 12, 2009
To the Board of Directors of Bar Harbor Bankshares:
          The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008.
          The Audit Committee has discussed with the independent auditors the matters required to be discussed by professional standards.
          The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
          Each of the members of the Audit Committee is independent as defined under the listing standards of NYSE Amex (formerly the American Stock Exchange) as of December 31, 2008.
          The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE Amex pursuant to the Sarbanes-Oxley Act of 2002.
Scott G. Toothaker, Chair
Martha T. Dudman
Lauri E. Fernald
Gregg S. Hannah
Kenneth E. Smith
David B. Woodside

APPENDIX B
AUDIT COMMITTEE CHARTER
PURPOSE
          The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Bar Harbor Bankshares (the “Company”) to assist the Board in fulfilling its oversight responsibilities for: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; and (5) the system of internal controls and disclosure controls that management has established. The Committee shall prepare the “Audit Committee Report” required by the rules of the United States Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
COMPOSITION
          The Committee will be comprised of at least three members of the Board of Directors. The members of the Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Committee. Any vacancy on the Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Committee to be Chairperson of the Committee.
          Each member of the Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Committee must either be “financially sophisticated” (determined in accordance with the guidelines published by NYSE Amex (formerly the American Stock Exchange and hereinafter “NYSE Amex”) or an “audit committee financial expert” (as such term is defined under the rules promulgated by the SEC).
          No member of the Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee
COMPENSATION
          A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as a Committee member.
MEETINGS
          The Committee shall meet as often as it determines necessary, but no less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of the members present at such meeting. The Chairperson of the Committee, in consultation with the other committee members, may determine the frequency and length of the Committee meetings and may set meeting agendas consistent with this Charter
          The Committee may, at its discretion, meet in separate executive sessions with the Chief Executive Officer, Chief Financial Officer, independent auditor and internal auditor. All Committee members will strive to attend each meeting. The Committee may request that any officer or employee of the Company or the outside legal counsel or independent auditor attend a meeting of the Committee or to meet with any members of or consultants to the Committee.

AUTHORITY
The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:
•	Appoint, compensate, and oversee the work of the independent public accounting firm employed by the organization to conduct the annual independent audit of the Company’s consolidated financial statements. This firm will report directly to the Committee;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Act”) which are approved by the Committee prior to the completion of the audit;

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with Company officers, independent auditors, or outside legal counsel, as necessary;

•	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee for ratification at its next scheduled meeting;

•	Approve assurance and consulting services performed by outsourced vendors used to complete the annual audit plan;

•	Review the appointment, performance, replacement and compensation of the internal auditor. The internal auditor will report directly to the Committee Chairman and for administrative purposes to the Chief Executive Officer of the Company; and review and approve the scope and any significant changes to the annual internal audit and loan review plans. Evaluate the internal auditor’s risk assessment of the Company’s activities used in developing the annual audit plan.
RESPONSIBILITIES
The Committee will be responsible for the following:
•	Financial Reports
•	Review significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements and understanding their impact on the financial statements. These matters include:
•	Complex or unusual transactions and highly judgmental areas;

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with management and the independent auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	Solicit the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

•	Discuss and review with management and the independent auditors the annual audited financial statements, related notes to the financial statements and financial information to be included in the Company’s annual report to shareholders and on Form 10-K and quarterly financial statements on Form 10-Q, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or disclosure controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls and disclosure controls and procedures.

•	Review with management and the independent auditors any other required communications by the independent auditor under professional standards relating to the conduct of the audit and the quality of the Company’s accounting principles. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

•	The Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).
•	Internal Control
•	Consider the effectiveness of the Company’s system of internal control, including information technology security and control.

•	Understand the scope of internal and independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses. Discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as “reportable conditions.” The Committee will review responses of management to the reportable conditions from the independent auditor and receive follow-up reports on actions taken concerning the recommendations.
•	Internal Audit
•	Review with management the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Internal Auditor.

•	Review the effectiveness of the internal audit function; including compliance with generally accepted internal auditing standards.

•	On a regular basis, meet separately with the Internal Auditor to discuss any matters that the Committee or internal audit believes should be discussed privately.

•	Receive reports of major findings from the Internal Auditor and evaluate management’s response in addressing the reported conditions.
•	Independent Auditor
•	Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit. The review will include an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit scope, including the major risk factors.

•	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the Committee will at least annually, obtain and review a formal written report by the independent auditor describing and disclosing:
•	The firm’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years and any steps taken to deal with any such issues; and

•	a letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Committee concerning independence, and that the Committee has discussed with the independent auditor the independent auditor’s independence..
•	Ensure the rotation of the lead (or coordinating) independent audit partner having primary responsibility for the audit and the independent audit partner responsible for reviewing the audit as required by law.

•	Ensure the requirements of PCAOB Rule 3526 are satisfied in connection with new and ongoing engagement of the independent auditor.

•	Present its conclusions with respect to the independent auditor to the full Board.

•	Recommend to the Board a clear policy for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	The Committee shall meet privately with the independent auditor as it deems necessary but in no event less frequently than may be required by applicable PCAOB and NYSE Amex rules.
•	Compliance
•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting procedures, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Periodically review the Company’s code of conduct to ensure that it is adequate and up-to-date. Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters.

•	Review and assess the adequacy of the Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by applicable NYSE Amex Audit Committee requirements. The charter shall be published as an appendix to the proxy statement every three years.
•	Reporting Responsibilities
•	Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the independent auditors, and the Board.

•	Report annually to the shareholders, describing the Committee’s composition, responsibilities, and how they were discharged, and any other information required by applicable rule, including approval of non-audit services.

•	Review any other reports the Company issues that relate to Committee responsibilities.
•	Other Responsibilities
•	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

•	Perform other activities or functions as assigned by law, the Company’s Articles of Incorporation, or by the Board.

•	May institute and oversee special investigations as needed.

•	Confirm annually that all responsibilities outlined in this policy have been carried out.

•	Evaluate the Committee’s and individual members’ performance at least annually.
Limitation of Audit Committee’s Role
          While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Ethics.

APPENDIX C
BAR HARBOR BANKSHARES
And SUBSIDIARIES
EQUITY INCENTIVE PLAN of 2009
          Section 1 Purpose. The purpose of this 2009 Equity Incentive Plan (the “Plan”), of Bar Harbor Bankshares and Subsidiaries (the “Company”), is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and motivate certain persons who make (or are expected to make) important contributions to the Company by providing such persons with an opportunity to benefit from the increases in value of the stock of the Company through the grant of certain Stock Awards and Stock Appreciation Rights, as defined herein, and thereby better aligning the interests of such persons with those of the Company’s stockholders.
          Section 2 Definitions.
          “Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee.
          “Board” means the Board of Directors of the Company.
          “Cause” means a conviction by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Participant in his/her relationship with the Company or an Affiliate.
          “Change in Control” means the occurrence of any one of the following events:
     (a) Any person, including a group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than as a result of an issuance of securities initiated by the Company in the ordinary course of its business; or
     (b) The Company is party to a Business Combination (as hereinafter defined) unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Company’s outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination.
          For purposes of this Plan, a Business Combination means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.
          For purposes of this Plan, a Change in Control shall exclude any internal corporate change, reorganization or other such event, which occurred prior to or may occur following the date of this Plan.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the committee of the Board described in Section 3.1 of the Plan.
          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders services to the Company or an Affiliate. The Committee, in its sole discretion, may determine whether continuous service shall be considered interrupted in the case of any approved leave of absence including sick leave, military leave, or any other personal leave.
          “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.
          “Director” means a non-Employee member of the Board..
          “Disability” shall mean a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate.
          “Employee” means any person employed by the Company or any Affiliate. Mere service as a Director shall not constitute employment for purposes of the Plan.
          “Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed, quoted or traded.
          “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing price of a Share of Stock of the Company on the Exchange on which Shares of Stock are then trading, if any (or as reported on any composite index which includes such principal Exchange), on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if Stock of the Company is not publicly traded on an Exchange, the value of the Stock of the Company as determined by the Committee in good faith on the basis of objective criteria.
          “Good Reason shall mean one or more of the following events arising without the consent of the Participant:
     (a) a material diminution in the Participant’s annual base salary;
     (b) a material diminution in the Participant’s authority, duties or responsibilities;
     (c) a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the board of directors of the Company;
     (d) a material diminution in the budget over which the Participant retains authority;
     (e) a material change in the geographic location at which the Participant must perform his services; or
     (f) any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services.
          In order for a separation from service to occur for Good Reason, the separation from service must occur within two years following the initial existence of the event constituting Good Reason. Further, the Participant must provide notice to the Company no later than ninety (90) days after the date of the initial occurrence of the condition or conditions alleged to give rise to Good Reason. In addition, the Participant must provide the Company a period of at least thirty (30) days during which the Company can remedy the condition or conditions alleged to give rise to Good Reason.
          “Grant Date” means the date a Stock Award or Stock Appreciation Right is granted by the Committee.
          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an Option.
          “Participant” means a person to whom a Stock Award or Stock Appreciation Right is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award or Stock Appreciation Right.
          “Restricted Stock” means Stock granted to a Participant under Section 7.1 of the Plan.
          “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock grant evidencing the terms and conditions of an individual Restricted Stock grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
          “Restricted Stock Unit” means a unit granted under Section 7.4 of the Plan which represents the right to receive one hypothetical Share of Stock.
          “Restricted Stock Unit Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit grant evidencing the terms and conditions of an individual Restricted Stock Unit grant. Each Restricted Stock Unit Agreement shall be subject to the terms and conditions of the Plan.
          “Shares” means shares of Stock. If there has been an adjustment or substitution pursuant to Section 11 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 11 of the Plan.
          “Stock” means the common stock of the Company, par value $2.00, and such other securities of the Company as may be substituted for Stock pursuant to Section 11 of the Plan.
          “Stock Appreciation Right” shall mean a right to receive cash or Stock.
          “Stock Award” means an Option, a Restricted Stock Unit, and a right to acquire Restricted Stock.
          “Stock Award Agreement” means a Restricted Stock Award Agreement and a Restricted Stock Unit Agreement.
          “1933 Act” means the Securities Act of 1933, as amended from time to time.
          “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
          Section 3 Administration of the Plan.
          3.1 Administration Generally. The Plan shall be administered by a Committee appointed by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Stock Awards and/or Stock Appreciation Rights that are made to eligible Participants who, at the time of consideration for such Stock Award and/or Stock Appreciation Right, (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Stock Award and/or Stock Appreciation Right. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
          3.2 Action and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Stock Awards and/or Stock Appreciation Rights granted under the Plan, any agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
          3.3 Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:
     (a) Determine which of the persons eligible under the Plan shall be granted Stock Awards and/or Stock Appreciation Rights; how and when each Stock Award and/or Stock Appreciation Right shall be granted; what type or combination of types of Stock Awards and/or Stock Appreciation Rights shall be granted; the provisions of each Stock Award and/or Stock Appreciation Right granted (which need not be identical), including the time or times when a person shall be permitted to receive Company Stock pursuant to a Stock Award or cash or Stock pursuant to a Stock Appreciation Right; and the number of Shares of Stock with respect to which a Stock Award shall be granted to each person;
     (b) Construe and interpret the Plan and the Stock Awards and/or Stock Appreciation Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Stock Award Agreement or Stock Appreciation Right agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
     (c) Amend the Plan or a Stock Award or a Stock Appreciation Right as provided in Section 12;
     (d) Terminate or suspend the Plan as provided in Section 13; and
     (e) Exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
          3.4 Award Agreements. Each Stock Award shall be evidenced by an agreement. Each agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
          Section 4 Shares Subject to the Plan. Subject to the provisions in Section 11 relating to adjustments upon changes in the Stock of the Company, the Stock of the Company that may be issued pursuant to Stock Awards and Stock Appreciation Rights shall not exceed in the aggregate 175,000 Shares of Stock, of which no more than 75,000 Shares of Stock can be awarded as Restricted Stock and/or Restricted Stock Units. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Shares of Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. The maximum number of Shares of Stock that can be granted to an Employee or a Director during a calendar year is 20,000.
          Section 5 Eligibility for Specific Stock Awards. Incentive Stock Options may only be granted to Employees of the Company or an Affiliate. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors.

          Section 6 Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the Grant Date, and, if certificates are issued, a separate certificate or certificates will be issued for the Shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
     (b) Exercise Price of an Incentive Stock Option. The exercise price of each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock subject to the Option on the Option Grant Date.
     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall not be less than 100% of the Fair Market Value of the Shares of Stock subject to the Option on the Grant Date.
     (d) Consideration. The purchase price of the Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), by delivery to the Board of other Stock of the Company, or according to a deferred payment arrangement with the Optionholder, which arrangement shall charge an adequate rate of interest based on the applicable federal rate.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the forgoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Committee, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the forgoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (g) Vesting Generally. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section are subject to any Option provisions governing the minimum number of Shares of Stock as to which an Option may be exercised.
     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
     (j) Death of Optionholder. In the event (a) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (b) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6, but only within the period ending on the earlier of (a) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
          Section 7 Provisions of Stock Awards Other Than Options.
          7.1 Restricted Stock Award Agreements. Each Restricted Stock Award Agreement shall contain such terms and conditions as the Board shall deem appropriate (including, but not limited to, whether the Participant has the right to vote the Restricted Stock). The terms and conditions of the Restricted Stock Award Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
     (a) Shares of Stock granted under the Restricted Stock Award Agreement shall be subject to a vesting schedule to be determined by the Board.
     (b) In the event a Participant’s Continuous Service terminates before the Shares of Stock granted under the Restricted Stock Award Agreement vest, the unvested shares shall be forfeited by the Participant without consideration.
     (c) The Participant may not transfer Shares of Stock granted prior to the vesting date.
     (d) The Participant has no right to receive dividends on the Restricted Stock prior to the vesting date.
          7.2 Delivery of Restricted Stock. Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a Stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such Shares. Each such Stock certificate shall bear the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bar Harbor Bankshares Equity Incentive Plan of 2009 and agreement entered into between the registered owner of such shares and Bar Harbor Bankshares or its Affiliates. A copy of the Plan and agreement are on file in the office of the Clerk of Bar Harbor Bankshares.”
     Such legend shall not be removed until the Participant’s Shares vest pursuant to the terms of the Plan and agreement. Each certificate issued pursuant to this Section 7.2, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.
          7.3 Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Participants. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Committee shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:
     (a) No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date.

     (b) A Participant shall exercise Stock Appreciation Rights, if at all, by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.
     (c) Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation — the excess of the Fair Market Value of a Share of Stock on the exercise date over the Fair Market Value of a Share of Stock on the Grant Date. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.
     (d) In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant in the discretion of the Committee in Stock, in cash, with a Company note, or any combination of the foregoing. If paid in cash or with a Company note, the amount thereof shall be the amount of appreciation determined under Section 7.3(c), above. If paid in Stock, the number of Shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Section 7.3(c), above, by the Fair Market Value of a Share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights, unless otherwise approved by the Committee.
     (e) Adjustment to the number of Shares in the Plan and the price per Share pursuant to Section 11 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 12 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.
     (f) A Stock Appreciation Right shall be transferable to the extent provided in the agreement. If the Stock Appreciation Right does not provide for transferability, then the Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the forgoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Appreciation Right.
     (g) The total number Stock Appreciation Rights may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary.
     (h) In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the agreement, the Stock Appreciation Rights shall terminate.
     (i) In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the agreement, the Stock Appreciation Rights shall terminate.

     (j) In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Rights may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Rights as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance or by a person designated to exercise the Stock Appreciation Rights upon the death of the Participant pursuant to Section 7.3, but only within the period ending on the earlier of (a) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the agreement), or (b) the expiration of the term of such Stock Appreciation Rights as set forth in the agreement. If, after death, the option is not exercised within the time specified herein, the Stock Appreciation Rights shall terminate.
          7.4 Restricted Stock Unit Agreements. Each Restricted Stock Unit Agreement shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Unit Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical, but each Restricted Stock Unit Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
     (a) Restricted Stock Units granted under the Restricted Stock Unit Agreement shall be subject to a vesting schedule to be determined by the Board.
     (b) In the event a Participant’s Continuous Service terminates before the Restricted Stock Units granted under the Restricted Stock Unit Agreement vest, the unvested units shall be forfeited by the Participant without consideration.
     (c) The Participant may not transfer Restricted Stock Units granted prior to the vesting date.
     (d) Upon vesting, the Shares of Stock covered by the Restricted Stock Units will be transferred to the Participant as soon as administratively feasible but in no event later than 2 1/2 months following the close of the year during which the units vest in accordance with Section 409A of the Code.
          Section 8 Covenants of the Company. During the term of the Stock Awards, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Stock Awards.
          Section 9 Use of Proceeds from Stock. Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.
          Section 10 Miscellaneous.
          10.1 Stockholder Rights. Unless otherwise provided in a Restricted Stock Award Agreement or Restricted Stock Purchase Agreement, no Participant shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares of Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms as determined by the Committee.
          10.2 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award or Stock Appreciation Right granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Stock Award or Stock Appreciation Right was granted or shall affect the right of the Company to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the bylaws of the Company and applicable provisions of the Maine Business Corporation Act, as amended from time to time.
          10.3 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

          10.4 Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement or Stock Appreciation Right agreement, the Participant may, in the discretion of the Committee, satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of Stock under a Stock Award or the exercise or acquisition of cash and/or Stock under a Stock Appreciation Right by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the Participant as a result of the exercise of a Stock Appreciation Right, or (iii) delivering to the Company owned and unencumbered Shares of Stock.
          Section 11 Adjustments Upon Changes in Stock.
          11.1 Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the maximum number of Shares subject to the Plan pursuant to Section 4, and the outstanding Stock Awards will be appropriately adjusted in the number of Shares and price per Share of Stock subject to such outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive.
          11.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, other than a Change in Control, then all outstanding Stock Awards and Stock Appreciation Rights shall terminate immediately prior to the completion of such liquidation or dissolution.
          11.3 Other Transactions. In the event of a Change in Control or a merger, consolidation or similar transaction where the Company is the surviving corporation but the shares of the Company are converted or exchanged into other property by virtue of the transaction (each of the foregoing referred to as a “Transaction”), any surviving corporation or acquiring corporation shall assume any and all Stock Awards and Stock Appreciation Rights outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan and similar stock appreciation rights for Stock Appreciation Rights under the Plan (it being understood that similar stock awards and stock appreciation rights include awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Transaction). In the event the Company separates the Participant’s service other than as a result of Disability and other than for Cause, or the Participant separates his/her service for Good Reason; and the Participant’s separation from service occurs in anticipation of or after a Change in Control, the vesting of Stock Awards and Stock Appreciation Rights (and, if applicable, the time during which Stock Awards and Stock Appreciation Rights may be exercised) shall be accelerated in full to a date prior to the consummation of the Change In Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the consummation of the Change in Control). The Participant’s separation from service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12) month period prior to the occurrence of the Change in Control.
          Section 12 Amendment of the Plan and Stock Awards and Stock Appreciation Rights.
          12.1 Amendment of the Plan. The Committee at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or applicable stock exchange listing requirements.
          12.2 Stockholder Approval. The Committee may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
          12.3 Contemplated Amendments. It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

          12.4 No Impairment of Rights. Rights under any Stock Award and Stock Appreciation Right granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
          12.5 Amendment of Stock Awards and Stock Appreciation Rights. The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards and/or Stock Appreciation Rights, provided, however, that the rights under any Stock Award and/or Stock Appreciation Right shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options and/or Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Options and/or Stock Appreciation Rights or cancel outstanding Options and/or Stock Appreciation Rights in exchange for cash, other awards or Options and/or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options and/or Stock Appreciation Rights without stockholder approval.
          Section 13 Termination or Suspension of the Plan. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards or Stock Appreciation rights may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award or Stock Appreciation Right granted while the Plan is in effect except with the written consent of the Participant.
          Section 14 Effective Date of the Plan. The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus or Stock Appreciation Right, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
          Section 15 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
          Section 16 Government and Other Regulations.
     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
     (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by a Stock Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Stock Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to a Stock Award or Stock Appreciation Right shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

          Section17 Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
          Section 18 No Limitations on Company Rights. The grant of any Stock Award or Stock Appreciation Right shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Stock Awards or Stock Appreciation Rights, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of a Stock Award or Stock Appreciation Right granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
          Section 19 Choice of Law. The laws of the State of Maine shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to conflicts of laws rules.
          Section 20 Section 409A Compliance. This Plan is intended to comply with the provisions of Section 409A of the Code.
          THIS PLAN is adopted by action of the Board of Directors at a meeting held on March 17, 2009.

/s/ Marsha C. Sawyer
Corporate Clerk

APPENDIX D
BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS
          The undersigned hereby appoints Thomas A. Colwell, Martha T. Dudman, and Lauri E. Fernald as Proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company held of record by the undersigned as of close of business on March 23, 2009 at the Annual Meeting of Shareholders to be held on May 19, 2009 or at any adjournment thereof.
(To be signed on the Reverse Side)

     X      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
ELECTION OF DIRECTORS
1.	To elect fourteen persons to serve as Directors for a term of one year.

Thomas A. Colwell Robert C. Carter Jacquelyn S. Dearborn Peter Dodge Martha T. Dudman Lauri E. Fernald Gregg S. Hannah	Clyde H. Lewis Joseph M. Murphy Robert M. Phillips Constance C. Shea Kenneth E. Smith Scott G. Toothaker David B. Woodside
OTHER BUSINESS:
2.	To set the number of directors for the ensuing year at fourteen.

3.	To approve the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009.

4.	To approve an advisory (non-binding) proposal on the Company’s executive compensation policies and procedures.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
This proxy, when properly executed, will be voted on behalf of the undersigned stockholder in the manner directed herein. If no direction is given, this proxy will be voted in favor of Item 2, 3, and 4 and for the nominees listed in Items 1, and in the discretion of management with respect to any other matters, which may come before the Meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.
SIGNATURE ______________________ DATE _____________
SIGNATURE ______________________ DATE _____________
NOTE:	Please sign exactly as name appears above. Only one joint tenant needs sign. When signing as attorney, executor, administrator, trustee, or guardian, or in any representative capacity, please give full title.